LLC INTEREST SALE AND PURCHASE AGREEMENT

                                   among

                              OWENS CORNING;

                          LINCOLN YARNS, LLC; and

                           GLASS HOLDINGS, CORP;


                         Dated as of July 31, 1998




                 LLC INTEREST SALE AND PURCHASE AGREEMENT



     This LLC Interest Sale and Purchase Agreement, dated as of July 31,

1998, among OWENS CORNING, a Delaware corporation ("Seller"); LINCOLN

YARNS, LLC, a Delaware limited liability Company (the "Company") and GLASS

HOLDINGS, CORP., a Delaware corporation ("Buyer").



                                WITNESSETH:

     WHEREAS, the Company is engaged in the business of manufacturing and selling glass fiber yarns and specialty materials (the "Business");

     WHEREAS, Seller owns a 51% membership interest in the Company (the

"Buyer Interest").

     WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, on the terms and subject to the conditions of this

Agreement, the Buyer Interest;

     WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 10.10 and all monetary amounts specified in this Agreement are in United States Dollars.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:




1   SALE OF INTEREST; PURCHASE PRICE AND ADJUSTMENTS

    1.1  Sale of Interest.

          Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing and as of the Closing Date, Seller shall sell, assign, transfer, convey and deliver to Buyer, free of all liens and encumbrances, and Buyer shall purchase, the Buyer Interest.

    1.2  Purchase Price.

          The aggregate purchase price for the Buyer Interest shall be three hundred fifty-seven million Dollars ($357,000,000) in the aggregate,

subject to adjustment as provided in Section 1.4 (the "Purchase Price").

    1.3  Payment of Purchase Price.

          The Purchase Price shall be payable on the Closing Date by wire transfer of immediately available federal funds to such bank account or accounts as shall be designated by Seller to Buyer prior to the Closing.

    1.4  Purchase Price Adjustment

          (a)  Calculation of the Purchase Price Adjustment.  The Purchase

Price shall be increased or decreased, on a dollar-for-dollar basis, by 51%

of the amount by which the Net Asset Value of the Company as of the Closing

Date (the "Closing NAV"), as finally determined pursuant to Section 1.4(d)

below, is greater or less than twenty nine million two hundred seventy thousand dollars ($29,270,000) (the "Base NAV").  The calculation of the

Base NAV is set forth on Schedule 1.4(a).  If the Closing NAV is greater than the Base NAV, then Buyer shall pay to Seller 51% of the amount of such excess.  If the Closing NAV is less than the Base NAV, then Seller shall pay to Buyer 51% of the amount of such deficiency.  Such Purchase Price adjustment shall be paid as set forth in Sections 1.4(b) and (e) below.

          (b)  Estimated Adjustment.  On the Closing Date, Seller shall deliver to Buyer a statement (the "Estimated Closing Statement") prepared in accordance with GAAP setting forth a calculation of Seller's good faith




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estimate of the Closing NAV (the "Estimated Closing NAV").  If the

Estimated Closing NAV as set forth on the Estimated Closing Statement is in excess of the Base NAV, the Purchase Price payable at the Closing shall be increased by an amount equal to 51% of such excess.  If the Estimated

Closing NAV as set forth on the Estimated Closing Statement is less than the Base NAV, then the Purchase Price payable at the Closing shall be decreased by an amount equal to 51% of such deficiency.

          (c)  Closing NAV.  Within ninety (90) days after the Closing,

Seller will prepare and deliver to Buyer a balance sheet of the Company as of the Closing Date prepared in accordance with GAAP together with a statement setting forth a calculation of the Closing NAV (the "Closing

Statement").  At the option of the Buyer, exercisable in writing on or before the Closing Date, the Closing Statement shall be audited by

PricewaterhouseCoopers LLP, the cost of such audit shall be borne by the

Company.  Buyer shall cooperate fully and shall cause the Company to provide Seller with all assistance and access to books and records necessary for Seller to prepare the Closing Statement.  In connection therewith, Buyer and Seller will jointly conduct a physical inventory of the Inventory as of the Closing Date in accordance with the procedures to be mutually agreed by Buyer and Seller acting reasonably and in good faith]

and, at Buyer's option, such physical inventory will be observed by Buyer's auditors, PricewaterhouseCoopers LLP, and at Seller's option, such physical inventory will be observed by Seller's auditors, Arthur Andersen LLP.

          (d)  Closing Calculation.

               (i)  Buyer shall be entitled to full access to the relevant records and working papers prepared by or for Seller, and to Seller's employees involved in such preparation, to aid in its review of the calculation of the Closing NAV set forth on the Closing Statement.  If

Buyer believes that the Closing NAV calculation (hereinafter the "Closing

Calculation") has not been properly calculated in accordance with the calculation methodologies set forth in this Section 1.4, it shall, within thirty (30) days after receipt of the Closing Calculation, give written notice (the "Buyer's Objection") to Seller, setting forth the basis of the



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Buyer's Objection in reasonable detail and, to the extent practicable, the adjustments to the Closing Calculation which Buyer believes should be made.

Failure to so notify Seller within such thirty (30) day period shall constitute acceptance and approval of the Closing Calculation.  There shall be no adjustment to the Closing Calculation unless the cumulative amount of

Buyer's Objection equals or exceeds one million dollars ($1,000,000.00) and provided that any individual item of adjustment contained in Buyer's

Objection which is less than fifty thousand dollars ($50,000.00) shall be excluded in its entirety.  If Seller agrees that any change proposed by

Buyer is appropriate, the change shall be made to the Closing Calculation,

whereupon Buyer shall be deemed to have accepted and approved the Closing

Calculation with respect to such change and any other non-disputed item of the Closing Calculation.  If the proposed change is disputed by Seller,

then Seller and Buyer shall negotiate in good faith to resolve such dispute as expeditiously as possible.  If, after a period of thirty (30) days following the date on which Buyer gives Seller notice of any such proposed change, any such proposed change still remains disputed, then:

               (ii) KPMG Peat Marwick LLP (the "Neutral Accounting Firm")

shall be engaged to resolve any remaining disputes.  The Neutral Accounting

Firm shall act as an arbitrator to determine, based solely on presentations submitted by Seller and Buyer, and not by independent review, only those issues still in dispute.  Each of Buyer and Seller shall have made its complete submission to the Neutral Accounting Firm within ten (10) days following the expiration of the thirty (30) day negotiation period described in Section 1.4(d)(i).  The failure by either party to make a complete submission prior to the expiration of such ten (10) day period shall be deemed a waiver of such party's right to make a submission or a further submission to the Neutral Accounting Firm.  The Neutral Accounting

Firm's determination, based upon the calculation methodologies set forth in this Section 1.4, shall be made within thirty (30) days following the date on which the dispute is submitted, shall be set forth in a written statement delivered to Seller and Buyer, and shall be final, binding and conclusive.  The fees and any expenses of the Neutral Accounting Firm shall be shared equally by Seller and Buyer. In the event a party does not comply with the procedure and time requirements contained herein, the

Neutral Accounting Firm shall render a decision based solely on the evidence it has which was timely filed by either of the parties.

          (e)  Payment of Cash Purchase Price Adjustment.  If the Closing

NAV shown on the Closing Statement exceeds the Estimated Closing NAV, then the Purchase Price shall be increased by an amount equal to 51% of such excess and if the Closing NAV shown on the Closing Statement is less than the Estimated Closing NAV, then the Purchase Price shall be decreased by an amount equal to 51% of such deficiency.  Payment of any adjustment in the

Purchase Price pursuant to this Section 1.4(e) shall be made by wire transfer to an account designated by Seller or Buyer, as the case may be,

in United States Dollars, in immediately available federal funds within three (3) business days after the Closing Calculation has been finally determined together with interest from the Closing Date to the date of payment at the "base rate" of Citibank, N.A. or any successor thereto in

New York, New York in effect on the Closing Date, based on a 360-day year.


2  REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer that:

     2.1  Corporate Existence

          Seller is a Delaware corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

      2.2  LLC Organization and Qualification

          The Company is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware and the Company has the requisite power and authority to own, lease and operate the Assets and to carry on the Business as the same is now being conducted, except where the failure to do so would not have a material adverse effect on the results of operations, financial condition or business of the Business,

taken as a whole, or upon the ability of Seller or its Affiliates to consummate the transaction contemplated hereby or perform their obligations under the Agreement or the Ancillary Agreements (a "Material Adverse

Effect").  The Company is duly authorized, qualified or licensed to do business as a foreign limited liability company and in good standing in every jurisdiction wherein, by reason of the nature of the Business or the character of the Assets, the failure to be so qualified would have a

Material Adverse Effect.  Seller has delivered to Buyer complete, true and correct copies of the Company's Certificate of Formation and its Operating

Agreement.  The Company has no assets other than those related to the

Business and conducts no business other than the Business.  Except as may be contemplated by Section 4.29, the Company has no subsidiaries and on the

Closing Date will have no subsidiaries.


    2.3   Capitalization of the LLC.

          The Company has authorized capitalization consisting solely of ownership interests as described in the Operating Agreement (the "Interests").

Seller is the owner of the Buyer Interest and Jefferson Holdings Inc.,

a Delaware corporation and a wholly-owned subsidiary of Seller, owns the remaining 49% ownership interest of the Company.  All of the Interests have been duly authorized, validly issued and are fully paid.  None of the

Interests has been issued in violation of any preemptive right.  The

Company has no other equity securities or other evidences of ownership outstanding other than the Interests.  Except as contemplated by this

Agreement, there are no outstanding subscriptions, options, warrants,

rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance,

transfer or sale of any of the Interests or any other equity securities of the Company or other evidence of ownership in the Company.  There are no voting trusts, proxies or other agreements or understandings with respect to the Interests.

        2.4.  Corporate Authority.

          The execution and delivery of this Agreement, the Ancillary

Agreements to which Seller, NVOC and OCC are parties and the consummation of all of the transactions provided for herein and therein have been or, in




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the case of NVOC and OCC, will be duly authorized by the Board of Directors of each of Seller, NVOC and OCC and no other corporate or stockholder approval is required to be obtained prior to the Closing.  The execution and delivery of this Agreement has been duly authorized by the Company.

Each of Seller, NVOC and OCC has the corporate power and authority to execute and deliver this Agreement and/or the Ancillary Agreements (as applicable) and to perform its obligations hereunder and thereunder.  The

Company has the power and authority to execute and deliver this Agreement.

This Agreement has been and the Ancillary Agreements will be duly executed and delivered by each of Seller and, to the extent they are parties thereto, NVOC and OCC, and constitutes or will constitute a valid and legally binding obligation of Seller, NVOC and OCC (as applicable)

enforceable in accordance with its terms, except as enforceability may be

(i) limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditor's rights, or

(ii) subject to general principles of equity.  This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms,

except as enforceability may be (i) limited by bankruptcy, insolvency,

fraudulent conveyance or other similar laws affecting the enforcement of creditor's rights, or (ii) subject to general principles of equity.

    2.5  No Conflicts.

          The execution and delivery of this Agreement and the Ancillary

Agreements do not and the performance by Seller of its obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with or result in a violation or breach of any provision of the Certificate of Incorporation or By-Laws or any

similar documents of Seller, NVOC or OCC and, in the case of the Company,

conflict with or breach any provision of the Certificate of Formation of the Company or its Operating Agreement; (b) assuming receipt of the

Required Consents, violate any provisions of Law to which Seller or the

Company, NVOC or OCC are subject, or by which the Assets are bound, except for any such violation which would not have a Material Adverse Effect; or

(c) except as disclosed on Schedule 2.5, conflict with, result in a violation or breach of or constitute a default or result in the creation of any material Encumbrance upon any of the Assets under the terms of any

Material Contract to which Seller, the Company, NVOC or OCC is a party or is otherwise subject or by which the Assets are bound, or violate any material statute, rule, regulation, ordinance, code, order, judgment,

ruling, writ, injunction, decree or award to which Seller, the Company,

NVOC, OCC or the Assets are subject, except for any such violations,

breaches or defaults which individually or in the aggregate would not have a Material Adverse Effect.

      2.6  Governmental Approvals: Consents.

          Neither Seller nor the Company, NVOC or OCC is subject to any order, judgment or decree which would prevent the consummation of the transactions contemplated hereby.  No claim, legal action, suit,

arbitration, governmental investigation, action or other legal or administrative proceeding is pending or, to the knowledge of Seller,

threatened against Seller, the Company, NVOC or OCC which would enjoin or delay the transactions contemplated hereby.  Except as set forth on

Schedule 2.6 hereto, no consent, approval, order or authorization of,

license or permit from, notice to or registration, declaration or filing with, any governmental authority or entity, domestic or foreign, or any third party under any Material Agreement is or has been required on the part of Seller, the Company, NVOC or OCC in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, approvals, orders or authorizations of, licenses or permits, notices, registrations,

declarations or filings which have already been obtained or made or the failure to obtain or make would not have a Material Adverse Effect.

      2.7  Financial Statements.

          Schedule 2.7 contains a copy of (i) the audited Statement of Net

Assets of the Aiken and Huntingdon Manufacturing Facilities (including the

OCC Assets) as of December 31, 1996 and 1997 and the related Statements of

Revenues and Certain Expenses for the three years ended December 31, 1997

(the "Historical Annual Financial Statements"), (ii) the unaudited statement of Net Assets of the Aiken and Huntingdon Manufacturing

Facilities (including the OCC Assets) as of March 31, 1998 and the related

Statement of Revenues and Certain Expenses for the three-month period ended

March 31, 1998 (the "Historical Interim Financial Statements" and, together with the Historical Annual Financial Statements, the "Historical Financial

Statements") (iii) the Pro Forma Statements of Net Assets To Be Sold of the

Business, NVOC and OCC as of December 31, 1997 and the related Pro Forma

Statements of Revenues and Certain Expenses for the year ended December 31,

1997 and (iv) the Interim Pro Forma Statement of Net Assets to be sold of the Business, NVOC and OCC as of March 31, 1998 and the related Interim Pro

Forma Statement of Revenues and certain expenses for the three month period ended March 31, 1998 (the "Pro Forma Information " and together with the

Historical Financial Statements, the "Financial Statements").  The

Historical Annual Financial Statements have been prepared to present the net assets of the Aiken and Huntingdon Manufacturing Facilities (including the OCC Assets).  The Historical Annual Financial Statements present fairly, in all material respects, the net assets of the Aiken and

Huntingdon Manufacturing Facilities (including the OCC Assets) as of

December 31, 1996 and 1997 and the related revenues and certain expenses of the Aiken and Huntingdon Manufacturing Facilities for the three years ended

December 31, 1997, in conformity with GAAP on the basis specified in the notes thereto. The Historical Interim Financial Statements have been prepared in accordance with GAAP and present fairly, in all material respects, the net assets of the Aiken and Huntington Manufacturing facilities (including the OCC Assets) as of March 31, 1998 and the revenues and certain expenses of the Aiken and Huntington Manufacturing facilities

(including the OCC Assets) for the three months ended March 31, 1998,

subject to normal year-end adjustments.  The Pro Forma Information has been prepared to give effect to the events described in Notes 1 and 2 of the

Pro Forma Information and should be read in conjunction with the Historical

Financial Statements.  The Pro Forma Information is unaudited and is not necessarily indicative of the results that would have actually occurred had the sale been consummated, or of the results which may be obtained in the future; however, subject to the foregoing, the Pro Forma Information reasonably presents the assets and liabilities and revenues and certain expenses of the Business as of the dates and for the periods presented,

pro forma for the events described in Notes 1 and 2 of the Pro Forma

Information.  All Financial Statements and Historical Interim Financial

Statements are qualified by the fact that the Business has not operated as a separate "stand-alone" entity within Seller and as a result, the Business received certain allocated charges and credits as discussed more fully in the notes accompanying such Financial Statements.  Such charges and credits, while believed by Seller to be reasonable, do not necessarily reflect the amounts which would have resulted from arm's-length transactions.  In order to present the Financial Statements and Historical

Interim Financial Statements for the Business, a number of significant assumptions regarding the basis of presentation have been made, all of which are believed by Seller to be reasonable and are outlined in the notes to such Financial Statements.

          The books, records, and accounts of Seller maintained with respect to the Business accurately and fairly reflect, in all material respects, the assets and liabilities of the Business on the basis described in the Notes to the Financial Statements.

2.8  Absence of Changes.

          Except as otherwise disclosed on Schedule 2.8 or as contemplated by this Agreement or the ACA, since March 31, 1998, (i) the Business has been conducted in all material respects in the ordinary course consistent with past practice; and (ii) there has not been any:

               (i)  change in the Business, other than seasonal changes,

changes relating to the economy in general or changes relating to the industry in which the Business operates in general, none of which individually or in the aggregate has had a Material Adverse Effect;

               (ii) material change in accounting methods, principles or

practices utilized by Seller with respect to the Business, or the Company except as required by law or by generally applicable changes instituted in the accounting profession;

               (iii)     material damage, destruction or loss (whether or

not covered by insurance) to a material tangible Asset;

               (iv) waiver or release of any material right or claim of

Seller or the Company with respect to the Business;

               (v)  increase in the rate of compensation payable or to

become payable to any employee of the Business, except increases in the ordinary course of business or pursuant to a collective bargaining agreement;

               (vi) adverse change in employee relations having a Material

Adverse Effect;

               (vii)     amendment, cancellation or termination (other than

a scheduled termination as set forth therein) of any Material Contract;

               (viii)    sale, assignment or transfer of any material

portion of the Assets, other than pursuant to the Asset Contribution

Agreement or in the ordinary course of business of the Business;

               (ix) material changes in payment terms with material

customers or suppliers;

               (x)  failure to make capital expenditures in the ordinary

course consistent with past practice;

               (xi) failure to maintain the Assets in the ordinary course consistent with past practice; or

               (xii)     agreement by Seller, the Company, NVOC or OCC (as

applicable) to do any of the things described in the preceding clauses (i)

through (xi) other than as expressly provided for herein.

2.9  Real and Personal Properties.

          (a)  The Company has or will have on the Closing Date good title to, or a valid and binding leasehold interest in, the real or personal property included in the Assets, free and clear of all liens, charges and other encumbrances, except (i) as set forth on Schedule 2.9(a); (ii) as disclosed in the Financial Statements; (iii) liens for Taxes not yet due and payable or, if due, (A) not delinquent or (B) being contested in good faith by appropriate proceedings during which collection or enforcement against the property is stayed; (iv) mechanics', workmen's, repairmen's,

warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business if the underlying obligations are not past due,

original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (v)

with respect to real property, (A) easements, licenses, covenants,

rights-of-way and other similar restrictions, including, without limitation, any other agreements or restrictions shown by the current title reports described on Schedule 2.9(a)(v)(A), (B) any conditions that may be shown by a current survey, title report or physical inspection and (C)

zoning, building and other similar restrictions, so long as none of (A),

(B) or (C) renders the title of such real property unmarketable or prevents the use of such real property substantially as currently used; (vi) other liens, charges or other encumbrances which would not have a Material

Adverse Effect and (vii) with respect to the Leased Real Property, liens or encumbrances created by, through or under the lessor thereof or its predecessors in interest, (such liens, charges and encumbrances described in clauses (i)-(vii) hereof are referred to herein as "Permitted Liens").

          (b)  Schedule 2.9(b) contains a list of the Owned Real Property and all Real Property Leases principally used in the Business (the real property covered by such Real Property Leases is hereinafter referred to the "Leased Real Property" and, together with the Owned Real Property, the

"Real Property"), including all buildings, structures and other improvements situated thereon (individually referred to as a "Facility"

and, collectively, as the "Facilities").  Except as set forth on Schedule

2.9(b) and except in each case as would not have a Material Adverse Effect,

(i) there are no parties in possession of any portion of the Owned Real or the Leased Real Properties included in the Assets as lessees, tenants at sufferance or trespassers other than the Company; and (ii) to the knowledge of Seller, there is no pending special assessment affecting the Owned Real




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Properties or any part thereof included in the Assets.  Except as provided on Schedule 2.9(b), Seller has received no actual notice, and Seller otherwise has no actual knowledge, that the location, construction,

occupancy, operation or use of the buildings located on the Owned Real

Properties or the Leased Real Properties included in the Assets violates any restrictive covenant or deed restriction or any other governmental laws, orders, rules or regulations, except for such violations or restrictions which would not have a Material Adverse Effect.

          (c)  All Inventory, whether reflected on the Financial Statements or subsequently acquired, (i) has been or will be manufactured by Seller or the Company in the ordinary course of business consistent with past practice or acquired by Seller or the Company only in bona fide transactions entered into in the ordinary course of business, (ii) is of good and merchantable quality except to the extent adequately reserved for in the Financial Statements consistent with past practice, (iii) is not now and at the Closing Date will not be subject to any write-down or write-off in excess of the reserves established based on past practice, and (iv) is valued at the lesser of cost or net realizable market value, with appropriate adjustments for stale and slow-moving Inventory in accordance with GAAP.

          (d)  All Accounts Receivable shown on the Financial Statements represent, and the Accounts Receivable of Seller or the Company outstanding on the Closing Date will represent, sales actually made or services actually performed in the ordinary course of business in bona fide transactions completed materially in accordance with the terms and provisions contained in any documents relating thereto.  The reserves for uncollectible Accounts Receivable reflected on the Financial Statements were established in accordance with GAAP and in accordance with Seller's historical methods and practices in establishing such reserves.


  2.10  Contracts.

          (a)  Schedule 2.10(a) sets forth a true, correct and complete list of all Contracts of the following categories (Contracts disclosed on

Schedule 2.10(a) are hereafter referred to as "Material Contracts"):

               (i)  Employment contracts and severance agreements,

including, without limitation, Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former employees of the Business currently in effect or (B) that will result in the payment by, or the creation of any commitment or obligation

(absolute or contingent) to pay on behalf of Seller or the Company any severance, termination, "golden parachute," or other similar payments to any present or former employees of the Business following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

               (ii) Material distribution, franchise, license, sales,

commission, consulting agency or advertising contracts which are not cancelable on thirty (30) calendar days notice;

               (iii)     Material options to buy or sell any property, real

or personal, included in the Assets;

               (iv) Contracts, NVOC Contracts and OCC Contracts each

individually involving aggregate expenditures of $100,000 or aggregate receipts in excess of $1,000,000;

               (v)  Contracts containing covenants limiting the freedom of the Company to compete with any Person during any period following the

Closing;

               (vi) Partnership and joint venture agreements related to the

Business; and

               (vii)     Commitments for capital expenditures that have

been approved or made prior to the date of this Agreement in excess of

$250,000 by Seller in respect of the Business or the Company and that remain outstanding as of the date hereof.

          (b)  Each of Seller, the Company, NVOC or OCC (as applicable) has furnished or shall have made available to Buyer prior to the Closing a true and correct and complete copy of each Material Contract.  Each Material



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Contract assigned or to be assigned (i) by Seller to the Company pursuant to the ACA, (ii) by NVOC to the Company pursuant to the NVOC Asset Purchase

Agreement, or (iii) by OCC to the Company pursuant to the OCC Asset

Purchase Agreement, is valid and in full force and effect according to its terms.  Except in regard to collective bargaining agreements (which is the subject of Section 2.15), each of Seller, the Company, NVOC, or OCC (as applicable) has duly performed all of its material obligations under such

Material Contracts to the extent those obligations to perform have accrued and no material violation of, or material default or breach under, such

Material Contracts by Seller, the Company, NVOC or OCC (as applicable) has occurred.  To the Knowledge of Seller, the Company, NVOC or OCC (as

applicable), the other parties to any of the Material Contracts are not in material default or breach under any such Material Contract nor has Seller,

the Company, NVOC or OCC received notice that with notice or lapse of time or both such other parties would be in violation or breach of or default under any such Material Contract.

          (c)  Except for those Material Contracts listed on

Schedule 2.10(c), no Material Contract assigned to the Company pursuant to the Asset Contribution Agreement, assigned by NVOC to the Company pursuant to the NVOC Asset Purchase Agreement or assigned by OCC to the Company pursuant to the OCC Asset Purchase Agreement requires the consent of any other party thereto to effectuate the assignment thereof to the Company or its subsidiaries.

          (d)  Except as indicated on Schedule 2.10(d), neither Seller nor the Company has received written notice of any actual or threatened termination, cancellation, or limitation of, or any amendment,

modification, or change to (i) any Material Contract, (ii) the business relationship of Seller or the Company with any customer, distributor or related group of customers or distributors whose purchases individually or in the aggregate are material to the operations and financial condition of the Business, (iii) the requirements of any customer or related group of customers of Seller or the Company whose purchases individually or in the aggregate are material to the operations and financial condition of the

Business, or (iv) the business relationship of Seller or the Company with any material supplier to the Business, which termination, cancellation,



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limitation, amendment, modification or change would have a Material Adverse

Effect.

  2.11  Litigation.

          Except as set forth on Schedule 2.11, there are no actions,

suits, proceedings or investigations pending or, to the Knowledge of

Seller, threatened in law or in equity, or before any governmental agency

(a) related to or affecting the Assets or the Business, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement or

(c) that would materially impair the abilities of Seller or its Affiliates to perform their respective obligations under this Agreement or any of the

Ancillary Agreements.  Except as set forth on Schedule 2.11, neither Seller nor the Company is in default under any judgment, order, injunction or decree of any court or government agency relating to the Business.  There are no unsatisfied judgments against the Assets or Seller, the Company,

NVOC or OCC.

  2.12  Intangible Property Rights.

          The Proprietary Rights, together with the Intellectual Property

Rights licensed to the Company pursuant to the Patent and Know How License

Agreement (the "Licensed Proprietary Rights"), constitute all of the material Intellectual Property Rights as: (a) are in use, or have been used, or are or were under development for use, in the Manufacturing

Facilities to manufacture Business Products on or before the Closing Date;

(b) are necessary to the use of the Business Manufacturing Technology; or

(c) are necessary to the continued manufacture of the Business Products using the Business Manufacturing Technology.  Except as set forth on

Schedule 2.12, (a) the Company will on the Closing Date own and possess all right, title and interest in and to all of the Proprietary Rights and will have valid and subsisting licenses to continue to use the Licensed

Proprietary Rights in a manner consistent with past business practices of the Business; (b) no claim by any third party contesting the validity,

enforceability, use or ownership of any of the Proprietary Rights or the

Licensed Proprietary Rights is pending or, to Seller's Knowledge, is threatened and (c) neither Seller nor the Company has received any notice of, and neither Seller nor the Company has any Knowledge of, any infringement or misappropriation by any third party with respect to the

Proprietary Rights or the Licensed Proprietary Rights by the manufacture,

use or sale of Business Products, or any claim that any Proprietary Rights or Licensed Proprietary Rights is invalid or unenforceable by Seller or the

Company; and (d) to Seller's Knowledge, the Company's use of the

Proprietary Rights is not infringing upon or otherwise violating the rights of any third party.  All Proprietary Rights are assignable by Seller to the

Company, and all Licensed Proprietary Rights may be licensed by Seller or one or more of its Affiliates to the Company in the manner contemplated by the  Master Patent and Know How Assignment Agreement and the Patent and

Know How License Agreement.

  2.13.  Insurance.

          Seller has in force the policies of insurance set forth on

Schedule 2.13.  Seller has not been refused any insurance with respect to the Business, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five (5)

years. There are no outstanding requirements or recommendations by any current insurer or underwriter with respect to the Business or the Assets which require changes in the conduct of the Business, or require any repairs or other work to be done with respect to any of the Assets or operations of the Business.

  2.14  Tax Matters.

          (a)  Liens.  There are no liens (other than Permitted Liens) for

Taxes on any of the Assets.

          (b)  Safe Harbor Lease Property; Tax Exempt Use Property;

Security for Tax-Exempt Obligations.  None of the Assets (i) are required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code; (ii)

directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code or (iii) is "tax-exempt use property"

within the meaning of Section 168(h) of the Code.

          (c)  United States Person.  Seller is a United States person within the meaning of 7701(a)(30) of the Code.

  2.15  Employment and Benefits.

          (a)  Labor Controversies.  Except as described on

Schedule 2.15(a) or as a result of the transactions contemplated by the

ACA, (i) Seller and the Company are in compliance in all material respects with all applicable laws respecting employment and employment practices,

terms and conditions of employment and wages and hours; (ii) Seller and the

Company have no material Liability for non-compliance with any collective bargaining agreement related to the Business; (iii) there is no unfair labor practice complaint against Seller or the Company pending before the

National Labor Relations Board; (iv) there is no labor strike, dispute,

slowdown or stoppage actually pending or threatened against or affecting

Seller or the Company; (v) within the past five years, neither Seller nor the Company has experienced any strike, work stoppage or other labor difficulty; and (vi) neither Seller nor the Company is a party to, or subject to, a collective bargaining agreement, and no collective bargaining agreement relating to employees included within the Business is currently being negotiated.

          (b)  Employee Benefit Plans.

               (i)   For purposes of this Agreement, "Benefit Plans" shall

mean all employee benefit plans and programs (including any "employee benefit plan" within the meaning of Section 3(3) of ERISA) maintained or contributed to by Seller for the benefit of any Business Employee (or any dependent thereof).  Schedule 2.15(b)(i) sets forth a list of each material

Benefit Plan.  No Benefit Plan is a multiemployer plan as defined in

Section 4001(a)(3) or 3(37) of ERISA.

               (ii) With respect to each material Benefit Plan, Seller has made available to Buyer (A) copies of any written plan document relating thereto and any description thereof, (B) the most recent determination or opinion issued by the Internal Revenue Service, if applicable, (C) the most recent Form 5500 filing, if applicable, and (D) lists of certain data relating to Business Employees.

               (iii)     Except as described on Schedule 2.15(b)(iii), each

material Benefit Plan has been established and administered in accordance with its terms and in material compliance with the applicable provisions of

ERISA, the Code and other applicable laws.  Each Benefit Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable determination from the Internal Revenue Service as to its qualified status,

and to the knowledge of Seller, no event has occurred since the date of such letter which would adversely affect such qualified status.

          (c)  Employment Contracts.  Except as described on

Schedule 2.15(c), there are no employment bonus, severance or similar contracts between the Company, and any employee included within the

Business on the other hand, other than contracts representing the standard terms and conditions prevailing between the Company and the Business

Employees.

  2.16  Compliance with Laws.

          To the best of Seller's knowledge, except as disclosed on

Schedule 2.16 and except for violations or defaults the existence of which would not have a Material Adverse Effect, none of Seller, the Company, NVOC or OCC is in any material respect in violation of or default under any Law with respect to the operation of the Business or the Assets or has received any notification thereof.

  2.17  Finders; Brokers.

          With the exception of fees and expenses payable to SBC Warburg

Dillon Read Inc., which shall be Seller's sole responsibility, neither

Seller nor the Company is a party to any agreement with any finder or broker, or in any other way obligated to any finder or broker, for any commissions, fees or expenses in connection with the origin, negotiation,

execution or performance of this Agreement.

  2.18  Environmental Matters.

          Except as disclosed on Schedule 2.18 and except as a result of the transactions contemplated by the ACA:

          (a)  Seller is in compliance and on the Closing Date the Company will be in compliance with all Environmental Laws applicable to the

Business as presently conducted, except for violations of such

Environmental Laws that would not have a Material Adverse Effect.

          (b)  Seller holds and is in compliance with, and on the Closing

Date the Company will hold and be in compliance with, all Licenses and

Permits required under Environmental Laws applicable to the Assets or the conduct of the Business as presently conducted, except for the absence of,

or the noncompliance with, such Licenses and Permits that would not have a

Material Adverse Effect.

          (c)  Neither Seller nor the Company has received any written or,

to Seller's knowledge, other notice of any pending lawsuit, action,

proceeding, investigation or claim by any person or private or governmental entity alleging a violation of or liability under any Environmental Law arising from the conduct of the Business or with respect to any Real

Property, except in all such cases that would not have a Material Adverse

Effect.

          (d)  There has been no Release of any Hazardous Substance at any

Real Property or any real property previously owned, leased or operated by

Seller or the Company in respect of the Business that is in violation of or is reasonably likely to lead to any liability arising under any

Environmental Law, except for any such violations or liability that would not have a Material Adverse Effect.

          (e)  There is no material environmental assessment,

investigation, study, test, review, or audit report prepared by or for

Seller or the Company in relation to the Business or the Assets that has not been delivered to or made available to Buyer prior to the date hereof.

          (f)  Neither Seller nor the Company has transported or arranged for the treatment, storage, or disposal of any Hazardous Substances to any off-site location in connection with the Business that has resulted in or could result in a liability to Seller or the Company under applicable

Environmental Laws, except for any such liability that would not have a

Material Adverse Effect.

  2.19  Entire Business.

          Except as set forth on Schedule 2.19, the Assets, together with the rights and services made available in the agreements described in

Sections 4.5, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17,

4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26, 4.27, 4.28 and 4.29,

constitute all the assets, properties and rights necessary to conduct the

Business in all material respects as currently conducted.

  2.20  Disclaimer of Warranty.

          SELLER MAKES NO WARRANTY WITH RESPECT TO THE VALUE, CONDITION OR

USE OF THE ASSETS OWNED OR USED BY THE COMPANY, WHETHER EXPRESSED OR

IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF

MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

  2.21  Inventory.

          Neither Seller, in respect of the Business, nor the Company is under any liability or obligation with respect to the return of inventory in the possession of distributors or other customers which shall not be reserved against in the Closing Statement.

  2.22  Accounts Receivable.

          The Accounts Receivable outstanding on the Closing Date will be subject to no defenses, counterclaims or rights of setoff other than those arising in the ordinary course of business and for which adequate reserves will have been established in the Closing Statement.

  2.23  No Other Representations or Warranties.

          Except for the representations and warranties contained in this

Section 2, none of Seller, the Company or any other person makes any other express or implied representation or warranty on behalf of Seller or the

Company, including, without limitation, as to the probable success or profitability of the ownership, use or operation of the Business or the

Assets by the Company after the Closing.


     Buyer represents and warrants that:

3  REPRESENTATIONS OF BUYER

   Buyer represents and warrants that:

   3.1  Corporate Existence.

          Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to acquire the Buyer Interest.  Buyer is duly authorized, qualified or licensed to do business as a foreign corporation and in good standing in every jurisdiction wherein, by reason of the nature of the Business or the character of the Assets, the failure to be so qualified would have a material adverse effect on the Company or the ability of Buyer to consummate the transactions contemplated hereby (a

"Buyer Material Adverse Effect").

  3.2  Corporate Authority.

          The execution and delivery of this Agreement, the Ancillary

Agreements and the consummation of all of the transactions provided for herein and therein have been duly authorized by the Board of Directors of

Buyer, and no other corporate or stockholder approval is required to be obtained by Buyer prior to the Closing.  Buyer has the corporate power and authority to execute and deliver this Agreement and the Ancillary

Agreements to which it is a party and to perform its obligations hereunder and thereunder.  This Agreement has been duly executed and delivered by

Buyer, and constitutes a valid and legally binding obligation of Buyer,

enforceable in accordance with its terms, except as enforceability may be

(i) limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditor's rights, or

(ii) subject to general principles of equity.

  3.3  No Conflicts.

          The execution and delivery of this Agreement by Buyer and the

Ancillary Agreements to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby will not violate or conflict with any provision of the Certificate of Incorporation or By-Laws of Buyer, or result in any breach or constitute any material default under any contract, indenture, mortgage, lease, note or other agreement or instrument to which Buyer is a party or otherwise subject, except for any such violation, breach or default which would not have a Buyer Material

Adverse Effect.

  3.4  Governmental Approvals: Consents.

          Neither Buyer nor any of its Affiliates is subject to any order,

judgment or decree which would prevent the consummation of the transactions contemplated hereby.  No claim, legal action, suit, arbitration,

governmental investigation, action or other legal or administrative proceeding is pending or, to the knowledge of Buyer, threatened against

Buyer or any of its Affiliates which would enjoin or delay the transactions contemplated hereby.  Except as set forth on Schedule 3.4 hereto, no consent, approval, order or authorization of, license or permit from,

notice to or registration, declaration or filing with, any governmental authority or entity, domestic or foreign, or of any third party, is or has been required on the part of Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and, except for such consents, approvals, orders or authorizations of, licenses or permits, notices, registrations,

declarations or filings which have already been obtained or made or the failure of which to obtain or make would not have a Buyer Material Adverse

Effect.

  3.5  Finders; Brokers.

          With the exception of fees and expenses payable to First Union

Capital Markets, Buyer is not a party to any agreement with any finder or broker, or in any other way obligated to any finder or broker, for any commissions, fees or expenses in connection with the origin, negotiation,

execution or performance of this Agreement.

  3.6  Financial Capacity.

          Buyer has in hand cash and binding commitment letters (the

"Commitment Letters"), which are currently in effect and true and correct copies of which are attached hereto as Schedule 3.6, with a reputable financial institution or institutions, to provide all funds necessary to enable Buyer and the Company to consummate the transactions described in this Agreement (including the Company Financing, the "Financings").

  3.7  Knowledge of Buyer.

          In the course of performing its due diligence investigation,

neither Buyer nor its Affiliates, their respective officers, directors,

agents, employees or advisors have identified any facts which would render any of Seller's representations incorrect, false or misleading.

  3.8  No Other Representations or Warranties.

          Except for the representations and warranties contained in this

Section 3, neither Buyer nor any other person makes any other express or implied representation or warranty on behalf of Buyer.


4  AGREEMENTS OF BUYER AND SELLER

  4.1  Operation of the Business.

          Except as otherwise contemplated by this Agreement, the ACA or as disclosed on Schedule 4.1, Seller covenants that until the Closing it will and it will cause the Company to use all reasonable efforts to operate the

Business in a manner consistent with the past practices of the Business, to maintain and preserve intact the Business and to maintain the ordinary and customary relationships of the Business with its suppliers, customers and others having business relationships with it with a view toward preserving to and after the Closing Date the Business, the Assets and the goodwill associated therewith.  Until the Closing Date, Seller shall cause the

Company to continue to operate and conduct the Business in the ordinary course and maintain its books and records in accordance with Seller's past practices with respect to the Business and will cause the Company not to,

without the prior written approval of Buyer or as otherwise contemplated by this Agreement, Schedule 4.1 or the existing business plans related to the

Business, take any of the following actions:

          (a)  sell, transfer or otherwise dispose of or encumber any of the properties or assets pertaining to the Business, other than (A) in the ordinary course of business consistent with past practice, (B) any property or asset which is not material to the results of operations, financial condition or business of the Business and (C) the subdivision of Seller's

Aiken, South Carolina property as contemplated by the ACA;

          (b)  cancel any debt or waive any claim or right pertaining to the Business, except in the ordinary course of business consistent with past practice;

          (c) grant any increase in the compensation of officers or employees principally engaged in the Business (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment)

or enter into any employment agreement with any employee of the Business,

except for increases (i) in the ordinary course of business and consistent with past practice, (ii) as a result of the collective bargaining described on Schedule 4.1(c) or (iii) as required by any Benefit Plan;

          (d)  make any capital expenditure or commitment pertaining to the

Business or prepay any obligation related to the Business or the Assets,

other than (A) in the ordinary course of business consistent with past practice, (B) pursuant to existing commitments disclosed to Buyer prior to the execution of this Agreement or (C) those which are not material to the results of operations, financial condition or business of the Business;

          (e)  except with respect to endorsement of negotiable instruments in the ordinary course of the Business, incur, assume or guarantee any indebtedness for borrowed money;

          (f)  dispose of or permit to lapse, other than through expiration by operation of law (or in the case of the Licensed Proprietary Rights pursuant to the terms of the relevant license) any rights to the

Proprietary Rights or the Licensed Proprietary Rights or any of the

intellectual property to be licensed to the Company under the Seller

License Agreement;

          (g)  enter into, materially modify, materially amend or terminate any Material Contract, License or Permit intended to be assumed by the

Company pursuant to the ACA other than in the ordinary course of business consistent with past practice (including the entering into any license in respect of Proprietary Rights other than those described on Schedule

4.1(g));

          (h)  commence any litigation other than consistent with past practice or settle any litigation involving liability for material money damages or restrictions which will have a Material Adverse Effect on the operation of the Business or the use of the Assets or on the ability of

Seller to perform its material obligations under this Agreement; or

          (i)  agree, whether in writing or otherwise, to do any of the foregoing.

  4.2  Investigation of the Business; Confidentiality.

          (a)  Buyer may, prior to the Closing Date, make or cause to be made such investigation of the business and properties of the Business and of its financial and legal condition as Buyer deems necessary or advisable.

Seller will cause the Company to permit Buyer, Buyer's lenders and their respective counsel, accountants, technical consultants and, to the extent reasonably acceptable to Seller and the Company, other agents or representatives of each of them, to have full access to the properties,

books and records of the Business at reasonable hours to review information and documentation relative to the properties, books, contracts, commitments and other records of the Business; provided, however, that Buyer shall not have access to customer lists (or other customer-specific information) or trade secrets prior to the Closing.

          (b)  Seller covenants that, from and after the date of this

Agreement (including after the Closing), it will not and it shall cause the

Company to not, without the prior written consent of the Buyer, disclose to any person confidential information relating to or concerning the Company,

the Assets, the Business, or the Buyer obtained by, or in the possession of, the Seller or the Company prior to the Closing Date (the "Buyer

Confidential Information"), except to its officers, directors, employees and representatives who need to know such information for purposes of taxes, accounting, litigation and other matters necessary in respect of the

Seller's ownership, prior to the Closing, of its Interest in the Company,

the Assets or the Business, unless, (i) upon the advice of the Seller's counsel, disclosure is required to be made under the Securities Act of

1933, as amended, the Securities Exchange Act of 1934, as amended, any other applicable Law or the Regulations of the New York Stock Exchange or

any other relevant securities exchange or trading market or (ii) disclosure is necessary in the conduct of the Business.  In the event that Seller or the Company is requested or required by subpoena, civil investigative demand, interrogatories, requests for information, or other similar process to disclose any Buyer Confidential Information which otherwise may not be disclosed except as set forth in the preceding sentence, Seller will provide Buyer with prompt notice of such request or demand or other similar process so that Buyer may seek an appropriate protective order or, if such request, demand or other similar process is not mandatory, waive Seller's and the Company's compliance with the provisions of this Section 4.2(b), as appropriate.  Notwithstanding the foregoing, neither Seller nor the Company shall be obligated to comply with the terms of the immediately preceding sentence if such compliance could result in the imposition of any liability, civil or criminal on Seller or the Company.  The term "Buyer

Confidential Information" does not include information which (i) becomes generally available to the public other than as a result of disclosure by

Seller or the Company, (ii) was available on a non-confidential basis prior to its disclosure by Seller or the Company, or (iii) becomes available to

Seller or the Company on a non-confidential basis from a source other than the Business, provided that such source is not bound by a confidentiality agreement with Buyer or its representatives.

          (c)  Buyer covenants that, from and after the date of this

Agreement (including after the Closing), it will not, without the prior written consent of Seller, disclose to any person confidential information relating to or concerning Seller (the "Seller Confidential Information"),

except to its officers, directors, employees and representatives who need to know such information for purposes of taxes, accounting, litigation and other matters necessary in respect of Buyer's ownership, subsequent to the

Closing, of the Buyer Interest, unless, (i) upon the advice of Buyer's counsel, disclosure is required to be made under the Securities Act of

1933, as amended, the Securities Exchange Act of 1934, as amended, any other applicable Law or the regulations of any relevant securities exchange or trading market or (ii) disclosure is reasonably necessary in the conduct of the Business and such disclosure would not have an adverse effect on

Seller.  In the event the Buyer is requested or required by subpoena, civil investigative demand, interrogatories, requests for information, or other similar process to disclose any Seller Confidential Information which otherwise may not be disclosed except as set forth in the preceding sentence, Buyer will provide Seller with prompt notice of such request,

demand or other similar process so that Seller may seek an appropriate protective order or, if such request, demand or other similar process is not mandatory, waive Buyer's compliance with the provisions of this Section

4.2(c), as appropriate.  Notwithstanding the foregoing, Buyer shall not be obligated to comply with the terms of the immediately preceding sentence if such compliance could result in the imposition of any liability, civil or criminal, on Buyer.  The term "Seller Confidential Information" does not include information which (i) becomes generally available to the public other than as a result of disclosure by Buyer, (ii) was available on a non-confidential basis prior to its disclosure by Buyer, or (iii) becomes available to Buyer on a non-confidential basis from a source other than

Seller, provided that such source is not bound by a confidentiality agreement with Seller or its representatives.

          (d)  For purposes of Sections 4.2(b) and 4.2(c), "Seller" shall include Seller, its subsidiaries and Affiliates, and any of their respective directors, officers, employees and representatives, and "Buyer"

shall include Buyer, its subsidiaries and Affiliates, and any of their respective directors, officers, employees and representatives.

          (e)  No failure or delay by either party hereto in exercising any right, power or privilege under Section 4.2(b) or 4.2(c) shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right,

power or privilege hereunder.

  4.3  Mutual Cooperation; No Inconsistent Action.

          (a)  Subject to the terms and conditions hereof, Seller and Buyer agree to use their reasonable best efforts to take, or cause to be taken,

all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including all of the following:  (i) obtain prior to the

Closing all licenses, certificates, permits, approvals, authorizations,

qualifications and orders of governmental authorities as are necessary for the consummation of the transactions contemplated hereby and (ii) effect all necessary registrations and filings.  Seller and Buyer shall cooperate fully with each other to the extent reasonable in connection with the foregoing.

          (b)  Buyer and Seller shall timely and promptly make all filings which may be required by each of them in connection with the consummation of the transactions contemplated hereby including but not limited to those set forth on Schedule 4.3(b).  Each party shall furnish to each other such necessary information and assistance as the other party may reasonably request in connection with the preparation of any necessary filings or submissions by it to any U.S. or foreign governmental agency.

          (c)  Each of Seller and Buyer shall notify and keep the other advised as to (i) any litigation or administrative proceeding pending and known to such party, or to its knowledge threatened, which challenges the transactions contemplated hereby and (ii) any event or circumstance which would constitute a breach of their respective representations and warranties in this Agreement; provided, however, that the failure of Seller or Buyer to comply with clause (ii) shall not subject Seller or Buyer to any liability hereunder except as and to the extent Seller or Buyer would be responsible for a breach of such representations and warranties pursuant to Section 8 (including, without limitation, the limitations on recovery and the time periods for bringing claims thereunder).  Subject to the provisions of Section 8 hereof, Seller and Buyer shall not take any action inconsistent with their obligations under this Agreement or which would materially hinder or delay the consummation of the transactions contemplated by this Agreement.

          (d)  Seller and Buyer shall use their reasonable efforts to obtain at the earliest practicable date and prior to the Closing all

Contractual Consents contemplated herein, and will provide to each other copies of each such Contractual Consent promptly after it is obtained.  To the extent any such approval, waiver or consent is not received prior to the Closing, Seller and Buyer shall continue for a reasonable time after

Closing to use their reasonable efforts to obtain at the earliest practicable date all such approvals, waivers or consents.

  4.4  Public Disclosures.

          Prior to the Closing Date, no party to this Agreement will issue any press release or make any other public disclosures concerning this transaction or the contents of this Agreement without the prior written consent of the other party.  Notwithstanding the above, nothing in this

Section will preclude any party from making any disclosures required by law or regulation or necessary and proper in conjunction with the filing of any

Tax Return or other document required to be filed with any federal, state or local governmental body, authority or agency; provided, however, that the party required to make the release or statement shall allow the other party reasonable time to comment on such release or statement in advance of such issuance.

  4.5  Patent and Know How License Agreement.

          On the Closing Date, Seller shall execute and deliver, and Buyer shall cause the Company to and the Company shall execute and deliver, a license agreement, substantially in the form attached as Exhibit A hereto

(the "Patent and Know How License Agreement"), pursuant to which Seller shall grant to the Company, and Company shall grant to the Seller, a license to use certain patents and know-how as set forth therein.

  4.6  Non-Solicitation.

          Until the Closing shall actually have occurred, Buyer

acknowledges that it remains subject to the term of the Confidentiality

Agreement dated February 24, 1998 by and between Seller and Groupe Porcher

Industries.

  4.7  Financing.

          If Buyer requires the Financings to consummate the transactions contemplated by this Agreement, Buyer will use its best efforts to obtain,

and to cause the Company to obtain, and Seller shall reasonably cooperate in obtaining and causing the Company to obtain the Financings on and subject to substantially the same terms and conditions as those previously set forth in the Commitment Letters.  Buyer shall use its best efforts to satisfy at or before the Closing all requirements which are conditions to its closing all transactions constituting the Financings and to its and the

Company's drawing down the cash proceeds thereunder.  Buyer expressly acknowledges that the consummation of any financing transaction shall not be a condition to Buyer's obligations under this Agreement.

  4.8  Services Agreement.

          Following the date hereof Seller and Buyer shall negotiate in good faith a transitional services agreement to be executed at the Closing pursuant to which Seller and the Company shall agree to provide each other agreed upon transactional services for periods and upon terms to be agreed between the parties.

  4.9  Glass Marbles Supply Agreement.

          On the Closing Date, Seller shall execute and deliver, and Buyer shall cause the Company to and the Company shall execute and deliver,  an agreement, substantially in the form attached hereto as Exhibit C (the

"Glass Marbles Supply Agreement"), pursuant to which Seller shall agree to supply glass marbles to the Company on the terms and subject to the conditions set forth therein.

  4.10  Alloy Services Agreement.

          On the Closing Date, Seller shall execute and deliver, and Buyer shall cause the Company to and the Company shall execute and deliver, an agreement, substantially in the form attached hereto as Exhibit D (the

"Alloy Services Agreement"), pursuant to which Seller shall agree to provide alloy services to the Company on the terms and subject to the conditions set forth therein.

  4.11  Huntingdon Lease Agreement.

          On the Closing Date, Seller shall execute and deliver, and Buyer shall cause the Company to and the Company shall execute and deliver, an agreement, substantially in the form attached hereto as Exhibit E (the

"Huntingdon Lease Agreement"), pursuant to which the Company shall agree to lease a portion of the Huntingdon property to Seller on the terms and subject to the conditions set forth therein.

  4.12  Battice Facility Supply Agreement.

          On the Closing Date, Seller shall cause NVOC and Buyer shall cause the Company to and the Company shall execute and deliver an agreement, substantially in the form attached hereto as Exhibit F (the

"Battice Facility Supply Agreement"), pursuant to which NVOC shall supply heavy yarns to the Company through NVOC's facility in Battice, Belgium (the

"Battice Facility") on the terms and subject to the conditions set forth therein.

  4.13  Guelph Facility Supply Agreement.

          On the Closing Date, Seller shall cause OCC and Buyer shall cause the Company to and the Company shall execute and deliver, an agreement,

substantially in the form attached hereto as Exhibit G (the "Guelph

Facility Supply Agreement"), pursuant to which OCC shall supply heavy yarns to the Company through OCC's Facility in Guelph, Ontario, Canada (the

"Guelph Facility") on the terms and subject to the conditions set forth therein.

  4.14  Sanitary Sewer amd Stormwater Agreements.

          On the Closing Date, Seller shall execute and deliver 9i0 a Sanitary Sewer Agreement and (ii) a Stormwater Agreement substantially in the forms attached hereto as Exhibit H-1 and H-2 (the Sanitary Sewer and Stormwater

Agreements").

  4.15  Non-Compete Agreement.

         On the Closing Date, Buyer Groupe Porcher Industries, the Company

and Seller shall execute and deliver a Non-Compete Agreement substantially in the form attached hereto as Exhibit I (the "Non-Compete Agreement").


  4.16  Manufacturing Services Agreement.

          On the Closing Date, Seller shall execute and deliver, and Buyer shall cause the Company to and the Company shall execute and deliver, an agreement substantially in the form attached hereto as Exhibit J (the

"Manufacturing Services Agreement"), pursuant to which the Company shall provide to Seller certain manufacturing services on the terms and subject to the conditions set forth therein.

  4.17  Intentionally Omitted.

  4.18.  Air Modeling Agreements.

          On the Closing Date, Seller shall execute and deliver, and Buyer shall cause the Company to and the Company shall execute and deliver (i) a joint modeling agreement in respect of the Aiken facility and (ii) a joint modeling agreement in respect of the Huntington facility, substantially in the forms attached hereto as Exhibit, L-1 and L-2 (the "Air Modeling

Agreements").

  4.19  Wastewater Treatment Agreement.

          On the Closing Date, Seller shall execute and deliver, and Buyer shall cause the Company to, and the Company shall, execute and deliver, a

Wastewater Treatment Services Agreement, substantially in the form attached hereto as Exhibit M (the "Wastewater Treatment Agreement"), pursuant to which the Company shall provide to Seller Waste Water Treatment Services with respect to the retained portion of Seller's Aiken, South Carolina

Facility on the terms and subject to the conditions set forth therein.

  4.20  Operating Agreement.

          On the Closing Date, Seller shall cause Jefferson Holdings, Inc.

and Buyer shall execute and deliver the Lincoln Yarns LLC Amended and

Restated Limited Liability Operating Agreement, substantially in the form attached hereto as Exhibit N (the "Operating Agreement").

  4.21  Trademark Assignment/Master Patent and Know How Assignment.

          On the Closing Date, Seller shall and shall cause Owens-Corning

Fiberglas Technology, Inc. to execute and deliver a (i) trademark assignment (the "Trademark Assignment") and (ii) Master Patent and Know How

Assignment (the "Master Patent and Know How Assignment") substantially in the form attached hereto as Exhibits O-1 and O-2, respectively.

  4.22  Use of Packaging.

          Buyer acknowledges that Seller and the Company have agreed that,

following the Closing Date, the Company may use the existing inventory of packaging materials displaying Seller's trademarks for a period of six (6)

months.  After such six-month period, the Company shall destroy any such unused packaging material; provided, however, that the Company shall not be required to repackage any finished goods which on the Closing Date shall have already been packaged in packaging material displaying the Company's trademarks.  After such six (6) month period, Company may only continue to use pallets and recyclable materials if any of Seller's trademarks thereon are obliterated or obscured.  The Company shall not manufacture new pallets or recyclable materials bearing Seller's trademarks.

  4.23  Sliver Supply Agreement.

          On the Closing Date, Seller shall execute and deliver, and Buyer shall cause the Company to and the Company shall execute and deliver, an agreement substantially in the form attached hereto as Exhibit P (the

"Sliver Supply Agreement"), pursuant to which the Company shall supply

Seller certain products on the terms and subject to the conditions set forth therein.

  4.24  Borates Supply Agreement.

          On the Closing Date, Seller shall execute and deliver, and Buyer shall cause the Company to and the Company shall execute and deliver, an agreement substantially in the form attached hereto as Exhibit Q (the

"Borates Supply Agreement"), pursuant to which Seller shall supply the

Company certain products on the terms and subject to the conditions set forth therein.

  4.25  Carly Sublease.

          On the Closing Date, Seller and the Company shall execute and deliver an agreement substantially in the form attached hereto as Exhibit R

(the "Carly Sublease"), pursuant to which Seller shall sublease to the

Company certain equipment on the terms and subject to the conditions set forth therein.

  4.26  Pitney Bowes 1997 Sublease.

          On the Closing Date, Seller shall execute and deliver, and Buyer shall cause the Company to and the Company shall execute and deliver, an agreement substantially in the form attached hereto as Exhibit S (the

"Pitney Bowes 1997 Sublease"), pursuant to which Seller shall sublease to the Company certain equipment on the terms and subject to the conditions set forth therein.

  4.27  Pitney Bowes 1996 Sublease.

          On the Closing Date, Seller shall execute and deliver, and Buyer shall cause the Company to and the Company shall execute and deliver, an agreement substantially in the form attached hereto as Exhibit T (the

"Pitney Bowes 1996 Sublease"), pursuant to which Seller shall sublease to the Company certain equipment on the terms and subject to the conditions set forth therein.


  4.28  Landfill Agreement.

          On the Closing Date, Seller shall execute and deliver, and Buyer shall cause the Company to and the Company shall execute and deliver, an agreement substantially in the form attached hereto as Exhibit U (the

"Landfill Agreement").

  4.29  NVOC and OCC Assets.

          (a)  Seller shall cause its subsidiary, NVOC, to execute and deliver and Buyer shall cause the Company, or an Affiliate of the Company,

to and the Company shall execute and deliver an Asset Purchase Agreement in the form of Exhibit V (the "NVOC Asset Purchase Agreement") concerning the sale of the assets described therein (the "NVOC Assets") and the assumption of the liabilities described therein by the Company or its wholly-owned subsidiary.

          (b)  Seller shall cause its subsidiary, OCC, to execute and deliver and Buyer shall cause the Company, or an Affiliate of the Company,

to and the Company shall execute and deliver an Asset Purchase Agreement in the form of Exhibit W (the "OCC Asset Purchase Agreement") concerning the sale of the assets described therein (the "OCC Assets") and the assumption of the liabilities described therein by the Company or its wholly-owned subsidiary.

  4.30  "GLAS Marks"

     Buyer acknowledges that, as between the parties, Seller is the owner of all right, title and interest in and to the GLAS family of GLAS marks

(the "GLAS Marks") in any form or embodiment thereof and is also the owner of the goodwill attached or which shall become attached to the GLAS Marks.

Neither Buyer nor the Company shall, at any time, knowingly do or permit to be done any act or thing which may in any way adversely affect any rights of Seller in and to the GLAS Marks or any registrations thereof or which,

directly or indirectly, may reduce the value of the GLAS Marks or detract from their reputation, other than at the express request of Seller.

Neither Buyer nor the Company shall join any name or names with the GLAS

Marks so as to form a new mark.  Neither Buyer nor the Company shall use any name or names in connection with the GLAS Marks in any advertising,

publicity, labeling, packaging or printed matter of any kind, unless and until Seller consents to these particular uses in writing.  At Seller's request, Buyer and the Company shall execute any documents reasonably required by Seller to confirm Seller's ownership of all rights in and to the GLAS Marks and the respective rights of  LALLC and the Surviving

Company pursuant to this Agreement.

  4.31  No Solicitation.

          (a)  Seller will not, and will ensure that the Company and their respective directors, officers, employees or other Affiliates or representatives do not, directly or indirectly encourage, solicit,

participate in or initiate discussions or negotiation with, or provide any information to, any person or entity (other than Buyer or its directors,

officers, employees or other Affiliates or representatives) with respect to any sale, disposition, lease or other transfer of any of the Assets (except as contemplated by the ACA or sales of  inventory and other routine sales of assets in the ordinary course of business consistent with past practice)

or the Business (an "Acquisition Transaction").  Seller shall notify Buyer upon receipt of any bona-fide proposal concerning an Acquisition

Transaction and the terms thereof.

          (b)  In the period between the date of this Agreement and the

Closing and for 12 months after the Closing Date, neither Seller nor any of its Affiliates shall, directly or indirectly, on its own behalf or in the service or on behalf of others, initiate any solicitation of or offer employment to any Business Employee until the employee rejects Company's offer of employment or, as to any Transferred Employee, while such employee is employed by Company or any of its Affiliates.  For this purpose, the general posting of placement of job openings and descriptions by Seller on newspapers, magazines, intranet or internet websites, bulletin boards or any other form of communication or advertisement not specifically targeted at the Business or Transferred Employees or through any other method of general solicitation will not be deemed to be an act of initiating solicitation of a Business or Transferred Employee.  The Business Employees

shall not be treated as employees of Seller or its Affiliates for the purposes of any "hiring freeze" or "job transfer" program of Seller or any of its Affiliates.

  4.32  Casualty to Assets; Eminent Domain.

          (a)  If on or prior to the Closing Date any of the tangible

Assets shall have suffered loss or damage on account of fire, flood,

accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of Seller or the Company (whether or not similar to the foregoing) which has a Material Adverse Effect, Seller shall promptly notify the Buyer and Buyer shall have the right to elect within fourteen (14) days from and after such notice, by notice to Seller either

(a) to terminate this Agreement and all of Buyer's obligations hereunder

(other than those set forth in Section 4.2(c) hereof) without incurring any liability to Seller as a result of such termination or (b) to consummate the transactions provided for herein provided that the full amount of all insurance proceeds, if any, paid or payable to Seller for the benefit of the Company in respect of such loss plus an amount equal to any deductible applicable to such loss shall be paid to the Company.  If under the circumstances described in the foregoing sentence, Buyer shall elect to consummate the transactions provided for herein, Seller shall, on demand,

pay, or assign its right to receive, to the Company at or after the Closing the full amount of any insurance proceeds actually received by Seller for the benefit of the Company in respect of any such loss together with the amount of any deductible applicable to such loss.  If Buyer does not elect to terminate this Agreement within the aforesaid fourteen (14) day period,

Buyer  shall be deemed to have elected to consummate the transactions contemplated hereby.

          (b)  If, after the date hereof and prior to the Closing, Seller or the Company receives notice of the commencement or threatened commencement of eminent domain or other like proceedings against the Real

Properties or any portion thereof which has a Material Adverse Effect,

Seller shall promptly notify Buyer, and Buyer shall have the right to elect within fourteen (14) days from and after such notice, by notice to Seller,

to terminate this Agreement and all of Buyer's obligations hereunder (other than those set forth in Section 4.2(c)).  If Buyer does not make such election within the aforesaid fourteen (14) day period, Buyer shall be deemed to have elected to consummate the transactions contemplated hereby.


  4.33  Intentionally Omitted.

  4.34  Employees and Employee Benefits

        (a)  Hiring of Employees.  Buyer shall cause the Company to offer employment as of the Closing Date to each employee of Seller engaged in the Business who is listed on Schedule 4.34(a) (collectively, the

"Business Employees"), which schedule shall be provided as

soon as practicable after the date hereof and shall be updated from time to time prior to the Closing Date, and shall include current annual salary or wage rates; provided, however, that if any such Business Employee is on leave of absence as of the Closing, such offer of employment shall be effective upon the employee's return to active employment, provided such return is within two

(2) years following the Closing Date.  Each such offer shall be on at least the same wage rates or cash salary levels, and on such other terms and conditions including benefit plan coverages) that are, in the aggregate, no less favorable than those in effect immediately prior to the Closing Date.

With respect to each such Business Employee who accepts the Company's offer of employment (a "Transferred Employee"), Buyer shall cause the Company to

(i) maintain such equivalent or higher cash salary levels and substantially similar terms and conditions from the Closing Date until at least December

31, 1999 (or shall maintain such other terms and conditions and for such period as may be required pursuant to any collective bargaining agreement assumed pursuant to clause (iii) below), and (ii) credit periods of service prior to the Closing for purposes of determining seniority, eligibility,

vesting and benefit entitlement under all compensation and benefit plans,

programs and policies maintained by the Company after the Closing .  If

Seller materially amends or terminates any Benefit Plan, the Company shall have the right to amend or terminate its corresponding plan in the same or similar manner. Seller shall notify the Company of any such material amendment or termination.

          (b)  Health and Life Coverages; Workers Compensation.  Without

limiting the scope of Section 4.34(a), Buyer shall cause the Company to cause each Transferred Employee (and his or her eligible dependents) to be covered immediately following the Closing by a group health plan that provides health benefits (within the meaning of Section 5000(b)(1) of the

Code) that (i) does not limit or exclude coverage on the basis of any pre-existing condition of such Transferred Employee or dependent, and (ii)

that provides each Transferred Employee full credit, for the year during which the Closing occurs, with any deductible already incurred by the

Transferred Employee under Seller's group health plan and with any other out-of-pocket expenses that count against any maximum out-of-pocket expense provision of Seller's or the Company's group health plan (or if the

Company's plan does not provide such credit, Buyer will cause the Company to reimburse each Transferred Employee for such deductibles and out-of-pocket expenses incurred under Seller's plan during the calendar

year in which the Closing occurs).   In addition, from the Closing Date

until at least December 31, 1999 (or such other period as may be required pursuant to any collective bargaining agreement assumed hereunder)

following the Closing Date, Buyer shall cause the Company to provide

Transferred Employees with post-retirement health and life coverage at levels that are substantially similar to the levels provided to such employees under Seller's group health and life plans immediately prior to the Closing.  The Company shall be solely responsible for, and Buyer shall indemnify Seller against, any and all claims by a Transferred Employee or his dependents for retiree health and life benefits, and Seller shall remain responsible for such benefits as to any employee or former employee of the Business other than a Transferred Employee.  Following the Closing,

Buyer shall cause the Company to provide continuation health coverage to all Transferred Employees or any qualified beneficiary thereof who incur a qualifying event after the Closing in accordance with the continuation health care requirements of "COBRA" and Seller shall provide such COBRA coverage to any employee or former employee of the Seller engaged in the

Business, or any qualified beneficiary thereof who incurs a qualifying event on or prior to the Closing.  Seller shall remain responsible for, and shall indemnify the Company and Buyer against, any and all claims incurred by Transferred Employees prior to the Closing Date that are covered (or alleged to be covered) under Seller's group health plans.  For purposes of clarity, a claim shall be considered incurred when the treatment for a given condition is provided, and not when the condition arose.  Workers

Compensation benefits for any Transferred Employee shall be the responsibility of Seller only if the claim therefor was properly filed by the Transferred Employee prior to the Closing Date, and otherwise shall be the responsibility of the Company.

          (c)  Severance.  Without limiting the scope of Section 4.34(a),

with respect to each Transferred Employee whose employment is terminated by the Company within one year of the Closing Date, Buyer shall cause the

Company to provide severance benefits which are no less favorable than those to which such Transferred Employee would have been entitled under

Seller's severance policies set forth on Schedule 2.15(b)(i) had such

Transferred Employee been terminated by Seller immediately prior to the

Closing.

          (d)  Accrued Vacation.  With respect to any accrued but unused vacation time to which any Transferred Employee is eligible to take pursuant to the vacation policy applicable to such Transferred Employee immediately prior to Closing, Buyer shall cause the Company to allow such

Transferred Employee to use such accrued vacation.  The Company shall have no obligation to provide any cash payments for unused vacation.

          (e)  Disability Benefits.  Without limiting the scope of Section

4.34(a), Buyer shall cause the Company to provide long-term disability benefits to any Transferred Employee who becomes disabled after the Closing

Date.  Any Business Employee who was on short-term disability leave immediately prior to the Closing and who subsequently satisfies the eligibility requirements for long-term disability benefits on or after the

Closing Date (including any benefit elimination period) shall be covered under Seller's long-term disability plan.  Any Business Employee who was on short-term disability leave immediately prior to the Closing and who subsequently is able to return to work before qualifying for long-term disability coverage shall be offered employment by the Company as required pursuant to Section 4.34(a).  If the offer of employment is accepted, Buyer shall cause the Company to reimburse Seller its cost of providing short-term disability payments to such employee from the Closing Date until the date such employee commences employment with the Company.  Seller shall retain responsibility for the making of long-term disability payments for employees who are receiving long-term disability payments as of the

Closing.  If any former employee of the Business who is identified to Buyer as receiving long-term disability payments as of the Closing is, subsequent to the Closing, legally entitled to be re-employed by Seller, Buyer shall cause the Company to offer employment to such employee as if such employee were a Transferred Employee on the Closing Date.

          (f)  Flexible Spending Accounts.  Without limiting the scope of

Section 4.34(a), effective as of the Closing and through at least December

31, 1998, Buyer shall cause the Company to establish flexible spending accounts for medical and dependent care expenses, and shall credit such accounts with the amount credited as of the Closing under comparable accounts maintained with Seller from the beginning of the plan year to the

Closing.  As soon as practicable after the Closing, (A) Seller shall pay to the Company in cash the amount, if any, by which aggregate contributions made by Transferred Employees to Seller's flexible spending accounts exceeded the aggregate benefits provided to Transferred Employees as of the

Closing, or (B) Buyer shall cause the Company to pay to Seller in cash the amount, if any, by which the aggregate benefits provided to Transferred

Employees under Seller's flexible spending accounts exceeded the aggregate contributions made by Transferred Employees as of the Closing. The Company shall have no obligation to contribute to or allow contributions to any flexible spending accounts that exceed Seller's prior obligation to contribute or allow contributions.

          (g)  Defined Benefit Plans.  Seller shall cause each Transferred

Employee to become fully vested in his accrued benefit under any tax-qualified defined benefit pension plan maintained by Seller (a "Seller

Pension Plan") in which such Transferred Employee participates as of the

Closing.  Seller will amend each Seller Pension Plan to provide for the continuing eligibility for early retirement of each Transferred Employee who does not, as of the Closing Date, qualify for an early retirement benefit thereunder, and for this purpose shall treat service with the

Company as service with Seller.  If any such Transferred Employee remains employed by the Company until he qualifies for early retirement, then such plans will treat such Transferred Employee as having elected early retirement when he retires from the Company.  Such early retirement benefit shall be based solely upon service and compensation earned prior to the

Closing.  The Company will provide Seller with as much notice as possible of the retirement of any such Transferred Employee.  Seller shall calculate the difference between the lump sum benefit payable to such Transferred

Employee as an early retiree and the lump sum

benefit payable to such Transferred Employee as a deferred vested benefit on the date of retirement from the Company and under the provisions of the applicable Seller Pension Plan, determined in the same manner that such plan calculates lump sum benefits at the time such Transferred Employee shall retire.  The Company shall pay Seller such difference within 60 days of such transferred Employee's retirement.  In addition, should the Company institute any reduction in force, early retirement window program or otherwise provide any financial inducement that results in the termination of employment of any Transferred Employee who, as of the Closing, qualifies for an early retirement benefit under a Seller Pension Plan, Buyer shall cause the Company to promptly pay to Seller an amount equal to the incremental cost of providing such early retirement benefit.  Such cost shall be determined by an enrolled actuary engaged by Seller based on the excess of the present value of such subsidized early retirement benefits for all such Transferred Employees over the present value of the accrued benefits for all such Transferred Employees determined as if such employees had not elected to commence retirement benefits and using normal actuarial assumptions with respect to projected retirement dates.

          (h)  401(k) Plan.  Without limiting the scope of Section 4.34(a),

as of the Closing, Buyer shall cause the Company to make available, and maintain from the Closing Date until at least December 31, 1999 (or such other period as may be required pursuant to any collective bargaining agreement assumed hereunder), a tax-qualified defined contribution plan or plans with a cash or deferred feature (a "Company 401(k) Plan") for the benefit of each Transferred Employee who was eligible (or would have been eligible but for any waiting period) to participate in a tax-qualified defined contribution plan maintained by Seller with a cash or deferred feature (a "Seller 401(k) Plan").  Immediately prior to the Closing, Seller shall cause all account balances of all Transferred Employees under each

Seller 401(k) Plan to become fully vested as of the Closing, and as soon as practicable after the Closing (or, if Transitional Coverage is provided under a Seller 401(k) Plan, after cessation of such Transitional Coverage)

shall cause such account balance to be transferred to a Company 401(k)

Plan, and Buyer shall cause such Company 401(k) Plan to accept such transfer.  Prior to such transfer, Buyer shall cause the Company to provide to Seller such evidence or assurance as reasonably requested by Seller as to the tax-qualified status of each Company 401(k) Plan (including an IRS determination letter, a submission therefor and/or an opinion of counsel).

The transfer shall be made in cash, provided that (i) the portion of the transferred accounts represented by participant loans shall be transferred in kind, and (ii) the portion of  the transferred accounts invested in an

Owens Corning stock fund shall be transferred in kind.  The Company may, in its discretion, prohibit additional investment into such stock fund, but shall notify affected participants of its intention to liquidate such stock fund at least two years prior to such liquidation; provided, however, that liquidation of the Owens Coring stock fund shall be allowed at any time if a fiduciary of the plan reasonably determines that failure to liquidate the stock fund would cause the fiduciary to breach his fiduciary obligations under ERISA.  The parties shall comply with all provisions of the Code and

ERISA applicable to such transfer, including Sections 414(l) and 411(d)(6)

of the Code and the corresponding provisions of ERISA.  After such transfer, Buyer shall be solely responsible for, and shall indemnify Seller against, all liabilities relating to the transferred accounts.  Each

Transferred Employee participating in a Seller 401(k) Plan as of the

Closing shall be eligible for an allocation of any profit sharing contribution made by Seller thereto with respect to Seller's 1998 fiscal year based on such Transferred Employee's participation therein through the

Closing, provided that such Transferred Employee would otherwise have been eligible for an allocation had he remained an employee of Seller through the end of such year.  The Company shall reimburse Seller for the profit sharing contribution allocated to such Transferred Employees.

          (i)  Stock Options.  With respect to vesting and exercisability of outstanding options to purchase Seller common stock held by Transferred

Employees as of the Closing, Seller shall treat employment with the Company as employment with Seller.

          (j)  Performance Awards.  With respect to Seller's 1998 fiscal year, the Company shall pay to Transferred Employees performance share bonuses under Seller's Global Stock Plan and bonuses under Seller's Annual

Corporate Incentive Plan in the amounts that such employees would have been paid by Seller had they remained employed by Seller through the end of such fiscal year.

          (k)  Transitional Coverage.  If requested by Company, Seller shall allow Transferred Employees to continue to participate in, be covered by, or accrue benefits under any Benefit Plan of Seller that provides pension or welfare coverage  (any such continued participation, coverage or accrual hereinafter referred to as "Transitional Coverage ").  Such

Transitional Coverage shall be made available only to the extent permitted by applicable law, and in any event shall not in extend beyond December 31,

1999.  Buyer shall cause the Company to reimburse Seller for the cost of providing the Transitional Coverage.  Buyer agrees that the provision (or subsequent cessation) of such Transitional Coverage shall not relieve Buyer of its obligations contained elsewhere in the Section 4.35 (i.e., Buyer shall remain responsible for the retiree medical obligations of all

Transferred Employees, even those who retire and are provided Transitional

Coverage through a Seller retiree medical plan).

          (l)  No Third-Party Beneficiary.  Nothing herein, expressed or implied, shall confer upon any employee or former employee of Seller or

Company or any of their Affiliates (including, without limitation, the

Transferred Employees), any rights or remedies including, without limitation, any right to employment or continued employment for any specified period) of any nature or kind whatsoever, under or by reason of this Agreement.

  4.35  Forward-Underwriting Commitment.

          Buyer agrees that if the Financings are not consummated by

October 15, 1998,  Buyer will consummate the Financing through the execution of their bridge financing with First Union Capital Markets or by other means.

  4.36  Cash Assets.

          Buyer agrees and acknowledges that immediately prior to the closing all cash and cash equivalents, including, without limitation, bank deposits, investments in so-called "money market" funds, commercial paper funds, Certificates of Deposits, Treasury bills and accrued interest thereon, of the Company will be withdrawn or otherwise transferred from the

Company to Seller and/or Jefferson Holdings, Inc.

  4.37  Contribution of Assets of the Company.

          On or prior to the Closing, Seller shall have consummated any and all transactions contemplated in the ACA and shall have caused all of its rights and title to the Business Assets to be transferred to the Company in accordance with the terms of the ACA.

  4.38  Post-Closing Distributions by the Company.

          Immediately upon the Closing, the parties shall cause the Company to and the Company shall make a cash distribution in the aggregate amount of four hundred twenty-five million Dollars ($425,000,000) to its members,

pro rata in accordance with their then respective ownership interests in the Company, and Buyer shall have caused the Company to obtain any and all financing necessary to fund such  cash distribution (the "Company

Financing") in accordance with the terms and conditions set forth in the

Commitments.

     4.39 Toll Manufacturing.

          The parties agree that prior to Closing they will discuss the possibility that Seller may be willing to toll manufacture for the Company products with TEX up to 400 (including low TEX type 30) that have historically been manufactured by the Business but are not Business

Products.

5  CONDITIONS

  5.1  Conditions Precedent to the Obligations of Buyer and Seller.

          The respective obligations of Buyer and Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a)  No Injunction, etc.  At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction that is in effect that restrains or prohibits the consummation of the purchase or the transfer to Buyer by Seller of the Buyer Interest.

          (b)  Regulatory Authorizations.  All (i) consents, approvals,

authorizations and orders of federal, state and foreign governmental and regulatory authorities as are necessary in connection with the transfer of the Buyer Interest to Buyer or which if not obtained would be reasonably likely to subject Buyer or Seller, or any officer, director or agent of any such person, to civil or criminal liability or could render such transfer void or voidable (the "Required Consents") shall have been obtained, except for Required Consents the failure of which to obtain are not material,

individually or in the aggregate, to the operations of the Business taken as a whole and the failure of which to obtain would not subject Buyer or

Seller, or any officer, director or agent of any such person, to civil or criminal liability.

  5.2  Conditions Precedent to the Obligation of Seller.

          The obligation of Seller to consummate the transactions provided for in this Agreement is subject to fulfillment of each of the following conditions:

          (a)  Accuracy of Buyer's Representations and Warranties;

Covenants of Buyer.  The representations and warranties of Buyer contained in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of Buyer set forth in this

Agreement that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement (except to the extent cured prior to the Closing Date) and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties speak as of an earlier date; Buyer shall have complied in all material respects with all covenants contained in this Agreement to be performed by it prior to the Closing; and Seller shall have received a certificate signed by an authorized officer of Buyer to such effect.

          (b)  Ancillary Agreements.  Buyer and the Company shall have executed the Ancillary Agreements to which they are parties or shall have caused the Company to and the Company shall have executed the Ancillary

Agreements to which it is a party.

          (c)  Company Financing.  Buyer and the Company shall have

executed and delivered any and all agreement, documents and instruments required to effect the Company Financing and no further conditions shall exist to the funding of the Company Financing other than the consummation of the Closing.

  5.3  Conditions Precedent to the Obligation of Buyer.

          The obligation of Buyer to consummate the transactions provided for in this Agreement is subject to fulfillment of each of the following conditions:

          (a)  Accuracy of Representations and Warranties of Seller;

Covenants of Seller.  The representations and warranties of Seller contained in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of Seller set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement (except to the extent cured prior to the Closing Date) and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties speak as of an earlier date; Seller shall have complied in all material respects with all covenants contained in this Agreement to be performed by it prior to the Closing; and Buyer shall have received a certificate signed by an authorized officer of Seller to such effect.

          (b)  Ancillary Agreements.  Seller, NVOC and OCC shall have executed the Ancillary Agreements to which they are parties.

          (c)  Contractual Consents.  All contractual approvals, waivers and consents set forth on Schedule 5.3(c) (" Contractual Consents") shall have been obtained and shall remain in full force and effect.

6  CLOSING

  6.1  Closing Date.

          Unless this Agreement shall have been terminated and the

transactions herein shall have been abandoned pursuant to Section 8 hereof,

the closing of the transactions contemplated by this Agreement (the

"Closing") shall take place at the offices of Morgan, Lewis & Bockius LLP,

at 10:00 a.m., New York City time, on September 30,1998 (or as soon as practicable thereafter as all of the conditions to the Closing set forth in

Section 5 hereof are satisfied or waived), or such other date, time and place as shall be agreed upon by Seller and Buyer (the actual date and time being herein called the "Closing Date").  The Closing shall be deemed effective as of 12:01 a.m. on the Closing Date.

  6.2 Buyer Deliveries.

          At the Closing, Buyer shall deliver to Seller or one or more of its Affiliates (as directed by Seller) (i) the Purchase Price as provided in Section 1.2 hereof, (ii) the documents described in Section 5.2 hereof and (iii) such other documents and instruments as counsel for Buyer and

Seller mutually agree to be reasonably necessary to consummate the transactions described herein.

  6.3  Seller Deliveries.

          At the Closing, Seller shall deliver or cause one or more of its

Affiliates to deliver to Buyer (i) the documents described in Section 5.3 hereof, (ii) the Buyer Interest and (iii) such other documents and instruments as counsel for Buyer and Seller mutually agree to be reasonably necessary to consummate the transactions described herein.

7  TAX MATTERS

  7.1.  Asset Allocation.

          Buyer and Seller each agrees that Schedule 7.1 attached hereto reflects (i) the fair market value of each category of Company assets listed thereon, including all property of the Company that constitutes

"unrealized receivables" of the Company for purposes of Section 751 of the

Code, and (ii) the Seller's interest and gain in each such category of

Company assets.  The parties further agree that the valuations listed on

Schedule 7.1 shall be used by Buyer, Seller and the Company for any and all income tax purposes, including, without limitation, adjustments to the tax basis of the Company's assets pursuant to Section 743(b) of the Code.


8  INDEMNIFICATION

  8.1  Survival of Representations and Warranties; Time for Assertion of Claims.

          Subject to the limitations and other provisions of this

Agreement, and regardless of any investigation made by or on behalf of

Seller or Buyer, (i) the representations and warranties of the parties hereto contained herein shall survive the Closing and shall remain in full force and effect, for a period of one year after the Closing Date;

provided, however, that the representations and warranties set forth in

Section 2.18 (environmental) and Section 2.14 (tax) shall remain in full force and effect for a period of five (5) years after the Closing Date and

(ii) the covenants and agreements of the parties hereto contained herein shall survive the Closing and shall remain in full force and effect for a period of one year after the date on which performance of such covenant or agreement was due (in each case, the "Termination Date").  Any right of indemnification pursuant to this Section 8 shall expire on the Termination

Date of the respective representation, warranty, covenant or agreement claimed to be breached unless, on or prior to the Termination Date, a Claim

(as defined below) has been timely made to the party from whom indemnification is sought, in which case such Claim may continue to be asserted beyond the respective Termination Date.

  8.2  Indemnification by Seller.

          (a)  Seller shall defend, indemnify and hold Buyer and its

Affiliates (including the Company after the Closing) harmless from and against and in respect of any and all actual losses, liabilities, damages,

demands, claims, suits, proceedings, judgments, settlements, assessments,

costs and expenses, including reasonable attorneys' fees, incurred directly by Buyer or its Affiliates (hereinafter "Buyer Losses") which arise out of

(i) any breach of any of the representations and warranties contained in

Section 2 hereof or the certificate delivered pursuant to Section 5.3(a),

or (ii) any breach by Seller of any of its covenants in this Agreement but not of any Ancillary Agreement which shall be governed by the terms thereof. Buyer shall give Seller prompt written notice of any third party claim which may give rise to any indemnity obligation under this Section,

together with the estimated amount of such claim, and Seller shall have the right to assume the defense of any such claim through counsel of its own choosing, by so notifying Buyer within thirty (30) days of receipt of

Buyer's written notice; provided, however , that Seller's counsel shall be reasonably satisfactory to Buyer.  Failure to give prompt notice shall not affect the indemnification obligations hereunder in the absence of actual prejudice.  If Buyer desires to participate in any such defense assumed by

Seller, it may do so at its sole cost and expense.  If Seller declines or fails to assume any such defense, it shall be liable for all reasonable costs and expenses of defending such claim incurred by Buyer, including reasonable fees and disbursements of counsel.  Neither party shall, without the prior written consent of the other party, which shall not be unreasonably withheld, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the other party or any subsidiary or Affiliate thereof or if such settlement or compromise involves a finding or admission of any violation of law, or if such settlement or compromise does not include an unconditional release of the other party for any liability arising out of such claim or demand or any related claim or demand.

          (b)  The foregoing obligation to indemnify Buyer set forth in

Section 8.2(a) shall be subject to each of the following limitations:

               (i)  No reimbursement for Buyer Losses asserted against

Seller under Section 8.2(a)(i) shall be required unless and until the cumulative aggregate amount of such Buyer Losses equals or exceeds seven million five hundred thousand dollars ($7,500,000) (the "Threshold") and then only to the extent that the cumulative aggregate amount of Buyer

Losses, as finally determined, exceeds the Threshold; provided that in calculating the Threshold any Buyer Losses which individually total less than fifty thousand dollars ($50,000.00) each ("De Minimis Buyer Losses")

shall be excluded in their entirety and Seller in any event shall have no liability hereunder to Buyer and its Affiliates for any such De Minimis

Buyer Losses.

               (ii) Seller's liability to Buyer under Section 8.2(a)(i) for

Buyer Losses in excess of the Threshold shall not exceed one hundred fifty million dollars ($150,000,000.00).

               (iii)     Seller's indemnification obligation for any breach

of the representation and warranties contained in Section 2.18 with respect to matters relating to the investigation, remediation, cleanup, removal or monitoring of Hazardous Substances at or migrating from the Real Property

("Remedial Action") shall be limited to compliance with standards established under applicable Environmental Laws, (including, without limitation the imposition of institutional or engineering controls, deed restrictions, natural attenuation, capping and site-specific risk-based standards) based on the existing use of the relevant Real Property as of the Closing Date.

               (iv) Notwithstanding anything to the contrary in this

Agreement or the ACA, Seller shall have satisfied its indemnification obligation and shall be released from any further indemnification obligation or liability for any Remedial Action in the event and to the extent it receives a notice of final approval (including, without limitation, a no further action letter, certificate of completion, or release-and-covenant-not-to-sue) from a state or federal Governmental or

Regulatory Authority with jurisdiction over the relevant Real Property pursuant to a clean-up program, voluntary or otherwise.

          (c)  The indemnities provided in this Section 8.2 shall survive the Closing.  Except as expressly provided in this Agreement, the indemnity provided in this Section 8.2 shall be the sole and exclusive remedy of the indemnified party against the indemnifying party at law or equity for any matter covered by Sections 8.2(a) and 8.2(b); provided, that nothing in this Section 8 shall prevent or otherwise limit Buyer from seeking temporary or permanent injunctive relief for any breach by Seller of

Section 4.2(b).

          (d)  In no event shall Seller be liable to Buyer for special,

indirect, incidental, consequential or punitive damages but, to the extent

Buyer is required to pay punitive damages to a third party, such payment shall constitute an indemnifiable expense.

  8.3  Indemnification by Buyer.

          (a)  Buyer shall defend, indemnify and hold Seller and the

Company harmless from and against and in respect of any and all actual losses, liabilities, damages, demands, claims, suits, proceedings,

judgments, settlements, assessments, costs and expenses, including reasonable attorney's fees, incurred directly by Seller, the Company and their respective Affiliates (hereinafter "Seller Losses"; together with

Buyer Losses, "Losses") arising out of (i) any breach of any of the representations and warranties contained in Section 2 hereof or (ii) any breach by Buyer of any of its covenants in this Agreement other than in the

Ancillary Agreements which shall be governed by the terms thereof.  Seller shall give Buyer prompt written notice of any third party claim which may give rise to any indemnity obligation under this section, together with the estimated amount of such claim, and Buyer shall have the right to assume the defense of any such claim through counsel of its own choosing, by so notifying Seller within thirty (30) days of receipt of Seller's written notice; provided, however , that Buyer's counsel shall be reasonably satisfactory to Seller.  Failure to give prompt notice shall not affect the indemnification obligations hereunder in the absence of actual prejudice.

If Seller desires to participate in any such defense assumed by Buyer, it may do so at its sole cost and expense.  If Buyer declines or fails to assume any such defense, it shall be liable for all costs and expenses of defending such claim incurred by Seller, including reasonable fees and disbursements of counsel.  Neither party shall, without the prior written consent of the other party, which shall not be unreasonably withheld,

settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order,

injunction or decree which would restrict the future activity or conduct of the other party or any subsidiary or Affiliate thereof or if such settlement or compromise involves a finding or admission of any violation of law, or if such settlement or compromise does not include an unconditional release of the other party for any liability arising out of such claim or demand.

          (b)  The foregoing obligation to indemnify Seller and the Company set forth in Section 8.3(a) shall be subject to each of the following limitations:

               (i)  No reimbursement for Seller Losses asserted against

Buyer under Section 8.3(a)(i) above shall be required unless and until the cumulative aggregate amount of such Seller Losses equals or exceeds seven million five hundred thousand dollars ($7,500,000.00) (the "Buyer

Threshold") and then only to the extent that the cumulative aggregate amount of Seller Losses, as finally determined, exceeds the Buyer

Threshold; provided that in calculating the Buyer Threshold, any Seller

Losses which individually total less than fifty thousand dollars

($50,000.00) each ("De Minimis Seller Losses") shall be excluded in their entirety and Buyer in any event shall have no liability hereunder to Seller or the Company for any such De Minimis Seller Losses; and

               (ii) Buyer's liability to Seller and the Company under

Section 8.2(a)(i) for Seller Losses in excess of the Buyer Threshold shall not exceed one hundred fifty million dollars ($150,000,000.00).

          (c)  The indemnities provided in this Section 8.3 shall survive the Closing.  Except as expressly provided in this Agreement, the indemnity provided in this Section 8.3 shall be the sole and exclusive remedy of the indemnified party against the indemnifying party at law or equity for any matter covered by paragraphs (a) and (b); provided, that nothing in this

Section 8 shall prevent or otherwise limit Seller from seeking temporary or permanent injunctive relief for any breach by Buyer of Section 4.2(c).

          (d)  In no event shall Buyer be liable to Seller or its

Affiliates for special, indirect, incidental, consequential or punitive damages but, to the extent Seller is required to pay punitive damages to a third party, such payment shall constitute an indemnifiable expense.

  8.4  Indemnification Calculations.

          (a)  The amount of any Seller Losses or Buyer Losses for which indemnification is provided under this Section 8.4 shall be computed net of any insurance proceeds received by the indemnified party in connection with such Losses. If the amount with respect to which any claim is made under this Section 8.4 (an "Indemnity Claim") gives rise to a currently realizable Tax Benefit to the party making the claim, the indemnity payment shall be reduced by the amount of the Tax Benefit available to the party making the claim.  To the extent such Indemnity Claim does not give rise to a currently realizable Tax Benefit, if the amount with respect to which any

Indemnity Claim is made gives rise to a subsequently realized Tax Benefit to the party that made the claim, such party shall refund to the indemnifying party the amount of such Tax Benefit when, as and if realized.

For the purposes of this Agreement, any subsequently realized Tax Benefit shall be treated as though it were a reduction in the amount of the initial

Indemnity Claim, and the liabilities of the parties shall be redetermined as though both occurred at or prior to the time of the indemnity payment.

For purposes of this Section 8.4, a "Tax Benefit" means an amount by which the tax liability of the party (or group of corporations including the party) is reduced (including, without limitation, by deduction, reduction of income by virtue of increased tax basis or otherwise, entitlement to refund, credit or otherwise) plus any related interest received from the relevant taxing authority.  Where a party has other losses, deductions,

credits or items available to it, the Tax Benefit from any losses,

deductions, credits or items relating to the Indemnity Claim shall be deemed to be realized proportionately with any other losses, deductions,

credits or items.  For the purposes of this Section 8.4, a "Tax Benefit" is

"currently realizable" to the extent it can be reasonably anticipated that such Tax Benefit will be realized in the current taxable period or year or in any Tax Return with respect thereto (including through a carry-back to a prior taxable period) or in any taxable period or year prior to the date of the Indemnity Claim.  In the event that there should be a determination disallowing the Tax Benefit, the indemnifying party shall be liable to refund to the indemnified party the amount of any related reduction previously allowed or payments previously made to the indemnifying party pursuant to this Section 8.4.

          (b)  The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on a net after-tax basis.

  8.5  Cooperation.

          Each party will provide, and will cause its Affiliates to

provide, to the other party and its Affiliates, with reasonable access during business hours to all records, documents and relevant personnel of such party relating to any third party Claim asserted against such party or its Affiliates or against such other party and its Affiliates in order to assist each party in defending any such third party Claim.

9  TERMINATION

  9.1  Termination Events.

          Without prejudice to other remedies which may be available to the parties by law or this Agreement, this Agreement may be terminated and the transactions contemplated herein may be abandoned:

          (a)  by mutual consent of the parties hereto;

          (b)  by Seller, in its sole discretion, after the date which is thirty (30) days after the date of this Agreement, if Seller shall not have received either (i) evidence, in form and substance reasonably satisfactory to Seller, that Buyer has sufficient cash on hand to consummate the transactions contemplated by this Agreement or (ii) copies of definitive written agreements (the "Definitive Financing Agreements") with reputable financial institutions to provide at the Closing, subject only to customary conditions, all of the Financing, in form and substance reasonably satisfactory to Seller, or if at any time thereafter any such Definitive

Financing Agreements shall cease to be in full force and effect;

          (c)  by any party by notice to the other party if the Closing shall not have been consummated on or before December 31, 1998, unless extended by written agreement of the parties hereto, so long as the party terminating this Agreement shall not be in default or breach hereunder;

          (d)  by Seller if Buyer shall fail to consummate the Financing by

October 15, 1998; and

          (e)  by Buyer under the circumstances described in Section 4.32.

  9.2  Effect of Termination.

          In the event of any termination of the Agreement as provided in

Section 9.1 above, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of

Buyer or Seller, except that (i) the obligations of Buyer and Seller under

Sections 4.2 (relating to confidentiality only), 4.5 and 10.3 of this

Agreement shall remain in full force and effect and (ii) termination shall not preclude either party from suing the other party for breach of this

Agreement.

10  MISCELLANEOUS AGREEMENTS OF THE PARTIES

  10.1.  Notices.

          All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, when telecopied and received, or three (3) days after being deposited in the United States mail, first-class, registered or certified,

return receipt requested, with postage paid and,

          If to Buyer:        Glass Holdings Corp.
                              3802 Robert Porcher Way
                              Greensboro, NC 27410
                              Fax: 336-545-7715
                              Attention: President

          With a copy to:     Alston & Bird LLP
                              601 Pennsylvania Avenue, N.W. , North Building
                              Washington, D.C. 20004-2601
                              Fax: 212-756-3333
                              Attention: Frank M. Conner III


          If to Seller :      Owens Corning World Headquarters
                              One Owens Corning Parkway
                              Toledo, Ohio  43659
                              Fax:  419-248-8445
                              Attention:  Corporate Secretary

          With a copy to:     Owens Corning World Headquarters
                              One Owens Corning Parkway
                              Toledo, Ohio  43659
                              Fax:  419-248-1723
                              Attention:  Law Department

or to such other address as any such party shall designate by written notice to the other parties hereto.

  10.2  Transaction Taxes.

          Buyer and Seller agree that they shall cause the Company to discharge any liability for the payment of all sales, use, transfer,

vehicle transfer, real property transfer (including any deed recording fee), recording, gains and other similar taxes, if any, payable with respect to Seller's contribution of the Assets to the Company or the sale of the Buyer's Interest to the Buyer.  The Company shall file all necessary documentation and Tax Returns with respect to such taxes and, to the extent any exemptions from such taxes are available, Buyer and Seller shall cooperate to prepare any certificates or other documents necessary to claim such exemptions.  For purposes of Section 1.4, the amount of any taxes paid or payable by the Company pursuant to this Section 10.2 shall not reduce

(or shall be added back to) the Closing NAV of the Company.

  10.3  Expenses.

          Subject to Section 10.2, Seller and Buyer shall each pay their respective expenses (such as legal, investment banking and accounting fees)

incurred in connection with the origination, negotiation, execution and performance of this Agreement.  The Company and Buyer shall be solely responsible for any costs incurred in connection with the Financing.

  10.4  Non-Assignability.

          This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

Except as otherwise expressly provided in this Agreement, this Agreement shall not be assigned by either party hereto without the express prior written consent of the other party, and any attempted assignment, without such consents, shall be null and void.  Notwithstanding any non-assignment provisions contained in this Section 10.4 Buyer may assign or otherwise transfer all of its rights and/or obligations hereunder (i) to any entity or entities, providing financing for the transactions contemplated by this

Agreement or to any entity or entities providing to Buyer or Buyer's

Affiliates financing relating to the Business or (ii) to any Affiliate of

Buyer, provided that (x) such Affiliate shall agree with Seller and its permitted assignees or transferees, if any, in writing to assume the

Buyer's obligations hereunder and (y) any such assignment to an Affiliate of the Buyer shall not relieve the Buyer from its obligations hereunder.

  10.5  Amendment; Waiver.

          This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto.  No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving.

Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties,

covenants or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the

Closing hereunder.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

  10.6  Schedules and Exhibits.

          All exhibits and schedules hereto are hereby incorporated by reference and made a part of this Agreement.  Any fact or item which is clearly disclosed on any Schedule or Exhibit to this Agreement or in the

Financial Statements in such a way as to make its relevance to a representation or representations made elsewhere in this Agreement or to the information called for by another Schedule or other Schedules (or

Exhibit or other Exhibits) to this Agreement readily a shall be deemed to be an exception to such representation or representations or to be disclosed on such other Schedule or Schedules (or Exhibit or Exhibits), as the case may be, notwithstanding the omission of a reference or cross reference thereto.  Any fact or item disclosed on any Schedule or Exhibit hereto shall not by reason only of such inclusion be deemed to be material and shall not be employed as a point of reference in determining any standard of materiality under this Agreement.

  10.7  Third Parties.

          Except as provided herein, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

  10.8  Governing Law.

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that matters herein strictly within the purview of the matters covered by the Limited Liability Company Act of the State of

Delaware shall be governed by such Limited Liability Company Act.

10.9 Consent to Jurisdiction.

          Each of the parties hereto, irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District

of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of

New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.  Each of the parties hereto, further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 10.1 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District

Court for the Southern District of New York or (b) the Supreme Court of the

State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

  10.10  Definitions.

          (a)  As used in this Agreement, the following defined terms shall have the meanings indicated below:

          "ACA" means the Amended and Restated Asset Contribution Agreement dated as of July 30, 1998 by and between Seller and the Company.

          "Acquisition Transaction" has the meaning ascribed to it in

Section 4.31.

          "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition,

control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by

Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of a second Person shall be deemed to control that second

Person.

          "Agreement" means this Asset Purchase Agreement and the Exhibits and the Schedules hereto.

          "Alloy Services Agreement" has the meaning ascribed to it in

Section 4.10.

          "Ancillary Agreements" shall mean the Agreements contained in

Exhibits A through W.

          "Assets" means the Business Assets, the NVOC Assets and the OCC

Assets.

          "Base NAV" has the meaning ascribed to it in Section 1.4(a).

          "Battice Facility" has the meaning ascribed to in Section 4.12.

          "Battice Facility Supply Agreement" has the meaning ascribed to it in Section 4.12.

          "Benefit Plans" has the meaning ascribed to it in Section

2.15(b).

          "Borates Supply Agreement" has the meaning ascribed to it in

Section 4.24.

          "Business" has the meaning ascribed to it in the forepart of this

Agreement.

          "Business Assets" means all of the assets, rights, properties,

claims, contracts and business of Seller, which, except as expressly provided in the ACA, are principally related to the Business, other than

Excluded Assets.

          "Business Manufacturing Technology" means the manufacturing equipment, machinery, tooling, and processes which are or have been in use,

operational, ordered, or being refurbished on or prior to the Closing: (i)

in the Manufacturing Facilities to manufacture Business Products; or (ii)

in the Battice or Guelph facilities dedicated exclusively to the manufacture of Business Products.

          "Business Products" means glass fiber specialty products made of:

               (i)  untwisted glass fibers or filaments with a maximum

nominal diameter of 13.96 microns (micronage values herein shall refer to maximum or minimum nominal values in common usage in the industry, in this instance, a K filament), which products have a linear density of a TEX value of less than or equal to 300 g/km, and which filaments are continuous;

               (ii) chopped strands or fibers having a maximum nominal

diameter of 13.96 microns and a fiber length greater than 1.5" as dry chop for use in carding processes;

               (iii)     any glass fiber products of any TEX or micronage

mechanically twisted and/or plied in a secondary operation;

               (iv) S Glass products in any form;

               (v)  conventional or assembled roving of glass fiber coated with a conductive material to produce a roving having a resistance greater than 3,000 ohms for use in applications in which such resistance is a required property;

               (vi) air texturized glass fiber strands with a maximum

nominal diameter of greater than 12.70 microns; and

               (vii)     waste products from the production of  any of the

Business Products defined in (i) through (iii) in the form of chopped glass fiber strands made with twisted bobbin input, dry chopped glass fiber with starch-based sizing, and hanks (cut forming packages), provided that such waste products not exceed 3% of the production of the underlying product;

          Business Products as defined in (i) through (iii) shall not include:

               (viii)    any air texturized product made of glass filaments

or fibers having a minimum nominal diameter of 13.97 microns; or

               (ix) assembled or multiend roving of fibers except for the purpose of making (i) texturized strands, (ii) textile yarn beams, or

(iii) wound products currently made at the Huntingdon, Pennsylvania facility.

          "Buyer" has the meaning ascribed to it in the forepart of this

Agreement.

          "Buyer Confidential Information" has the meaning ascribed to it in Section 4.2(b).

          "Buyer Interest" has the meaning ascribed to it in the forepart of this Agreement.

          "Buyer Losses" has the meaning ascribed to it in Section 8.2(a).

          "Buyer Material Adverse Effect" has the meaning ascribed to it in

Section 3.1.

          "Buyer Threshold" has the meaning ascribed to it in Section

8.3(b).

          "Buyer's Objection" has the meaning ascribed to it in Section

1.4(d).

          "Carly Sublease" has the meaning ascribed to it in Section 4.25.

          "Claim" means a written notice asserting a breach of a

representation, warranty, covenant, agreement or obligation specified in this Agreement, which shall reasonably set forth, in light of the information then known to the party giving such notice, a reasonably detailed description of and estimate (if then reasonable to make) of the amount involved in such breach. "Closing" has the meaning ascribed to it in Section 6.1.

          "Closing Calculation" has the meaning ascribed to it in Section

1.4(d).

          "Closing Date" has the meaning ascribed to it in Section 6.1.

          "Closing NAV" has the meaning ascribed to it in Section 1.4(a).

          "Closing Statement" has the meaning ascribed to it in

Section 1.4(c).

          "Commitment Letters" has the meaning ascribed to it in Section

3.6.

          "Company 401(k) Plan" has the meaning ascribed to it in Section

4.34(g).

          "Company Financing" has the meaning ascribed to it in Section

4.38.

          "Company Pension Plan" has the meaning ascribed to it in Section

4.34(f).

          "Contracts" means all commitments, contracts, indentures and agreements, written or oral, to which Seller transferred to the Company pursuant to the ACA.

          "Contractual Consents" has the meaning ascribed to it in Section

5.3(c).

          "Cross License Agreement" has the meaning ascribed to it in

Section 4.19.

          "Definitive Financing Agreements" has the meaning ascribed to it in Section 9.1(b).

          "De Minimis Buyer Losses" has the meaning ascribed to it in

Section 8.2(b).

          "De Minimis Seller Losses" has the meaning ascribed to it in

Section 8.3(b).

          "Disclosed Contracts" has the meaning ascribed to in Section

2.10(a).

          "Environmental Law" means any applicable law, order, regulation,

decree, permit, license, ordinance, or other federal, state or local governmental requirements relating to pollution, the protection of human health and the environment, the discharge or Release of Hazardous

Substances into the environment, or the exposure to Hazardous Substances

(including odors) in the work place.

          "ERISA" means the Employee Retirement Income Security Act of

1974, as amended, and the rules and regulations promulgated thereunder.

          "Estimated Closing NAV" has the meaning ascribed to it in

Section 1.4(b).

          "Estimated Closing Statement" has the meaning ascribed to it in

Section 1.4(b).

          "Facilities" has the meaning ascribed to it in Section 2.9(b).

          "Financial Statements" has the meaning ascribed to it in Section

2.7.

          "Financing" has the meaning ascribed to it in Section 3.6.

          "GAAP" means United States generally accepted accounting

principles, consistently applied throughout the specified period and in the immediately prior comparable period.

          "GLAS Marks" has the meaning ascribed to it in Section 4.30.

          "Glass Marbles Supply Agreement" has the meaning ascribed to it in Section 4.9.

          "Governmental or Regulatory Authority" means any court, tribunal,

arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

          "Guarantees" has the meaning ascribed to it in Section 4.33.

          "Guelph Facility" has the meaning ascribed to it in Section 4.13.

          "Guelph Facility Supply Agreement" has the meaning ascribed to it in Section 4.13.

          "Hazardous Substance" means petroleum, petroleum by-products,

polychlorinated biphenyls and any other chemicals, materials, substances or wastes which are currently defined or regulated as "hazardous substances,"

"hazardous materials," "hazardous wastes," "extremely hazardous wastes,"

"restricted hazardous wastes," "toxic substances," "toxic pollutants,"

"toxic air pollutants," "pollutants," or "contaminants" under any

Environmental Law.

          "Historical Annual Financial Statements" has the meaning ascribed to it in Section 2.7.

          "Historical Financial Statements" has the meaning ascribed to it in Section 2.7.

          "Historical Interim Financial Statements" has the meaning

ascribed to it in Section 2.7

          "Huntingdon Lease Agreement" has the meaning ascribed to it in

Section 4.11.

          "Indebtedness" of any Person means all obligations of such Person

(i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

          "Indemnity Claim" has the meaning ascribed to it in Section

8.4(a).

          "Intellectual Property Rights" means copyrights, patents,

trademarks, know how, design marks, service marks, logos and trade names and other intangible property, including any and all related goodwill, and foreign and domestic registrations and applications.

"Interests" has the meaning ascribed to it in Section 2.3.

          "Inventory" has the meaning ascribed to it in the ACA.

          "Knowledge of Seller, the Company, NVOC or OCC" means the actual knowledge of any of the following individuals: Chuck Dana, Tim Winfrey, Pat

Lynch, Inger Eckert, Jay Harvey, Bob Fisher, Dennis Chalwick, John Christy,

Joseph Masciangelo and Jerry Hawkins.

          "Landfill Agreement" has the meaning ascribed to it in Section

4.28.

          "Law" means any law (including common law), statute, code, rule,

regulation, reporting, permitting or licensing requirement, ordinance and other pronouncement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, including those promulgated or enforced by any

Governmental or Regulatory Authority.

          "Leased Real Property" has the meaning ascribed to it in Section

2.9(b).

          "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

          "Licensed Proprietary Rights" has the meaning ascribed to it in

Section 2.12.

          "Licenses and Permits" means the licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or

Regulatory Authority transferred by Seller to the Company pursuant to the

ACA.

          "Losses" has the meaning ascribed to it in Section 8.3(a).

          "Manufacturing Facilities" means the portions of Seller's

facilities at Aiken, South Carolina, Huntingdon, Pennsylvania, and South

Hill, Virginia to be transferred to Buyer which do not include the portions of the Aiken and Huntingdon facilities at which Seller manufactures continuous filament mat or wet process mat.

          "Manufacturing Services Agreement" has the meaning ascribed to it in Section 4.16.

          "Material Adverse Effect" has the meaning ascribed to it in

Section 2.1.

          "Material Contracts" has the meaning ascribed to it in Section

2.10(a).

          "Net Asset Value" means the sum of Other Current Assets less

Current Liabilities as reflected in the Pro Forma Statement of Net Assets to be sold as of 12/31/97 but excluding Trade Payables (which shall be paid in full immediately prior to the Closing Date), with such amounts determined in accordance with GAAP using the same assumptions reflected in the 12/31/97 Historical Financial Statements.

          "Neutral Accounting Firm" has the meaning ascribed to it in

Section 1.4(d)(ii).

          "Non-Compete Agreement" has the meaning ascribed to it in Section

4.15.

          "NVOC" shall mean N.V. Owens Corning S.A., a Belgian corporation and a subsidiary of Seller.

          "NVOC Assets" has the meaning ascribed to it in Section 4.29(a).

          "NVOC Asset Purchase Agreement" has the meaning ascribed to it in

Section 4.29(a).

          "OCC" shall mean Owens-Corning Canada, Inc., a Canadian

corporation and a subsidiary of Seller.

          "OCC Assets" has the meaning ascribed to it in Section 4.29(b).

          "OCC Asset Purchase Agreement" has the meaning ascribed to it in

Section 4.29(b).

           "Owned Real Property" means those parcels of real property transferred by Seller to the Company pursuant to the ACA Agreement.

          "Patent and Know How License Agreement" has the meaning ascribed to it in Section 4.5.

          "Permitted Liens" has the meaning ascribed to it in Section

2.9(a).

          "Person" means any natural person, corporation, general

partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory

Authority.

          "Pitney Bowes 1997 Sublease" has the meaning ascribed to it in

Section 4.26.

          "Pitney Bowes 1996 Sublease" has the meaning ascribed to it in

Section 4.27.

          "Pro Forma Information" has the meaning ascribed to it in

Section 2.7.

          "Proprietary Rights" has the meaning ascribed to it in

Section 1.1(e) of the ACA.

          "Purchase Price" has the meaning ascribed to it in Section 1.2.

          "Real Property" has the meaning ascribed to it in Section 2.9(b).

          "Real Property Leases" means the leases and subleases of real property transferred by Seller to the Company pursuant to the ACA.

          "Release" means any spilling, leaking, pumping, pouring,

emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the environment.

          "Required Consents" has the meaning ascribed to it in Section

5.1(b).

          "Schedule" means the record delivered to Buyer by Seller herewith and dated as of the date hereof, containing all lists, descriptions,

exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

          "Seller" has the meaning ascribed to it in the forepart of this

Agreement.

          "Seller 401(k) Plan" has the meaning ascribed to it in Section

4.34(g).

          "Seller Confidential Information" has the meaning ascribed to it in Section 4.2(c).

          "Seller Losses" has the meaning ascribed to it in Section 8.3(a).

          "Seller Pension Plan" has the meaning ascribed to it in Section

4.34(f).

          "Services Agreement" has the meaning ascribed to it in Section

4.8.

          "Sliver Supply Agreement" has the meaning ascribed to it in

Section 4.23.

          "Tax" or "Taxes" shall mean all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem,

value added, franchise, bank shares, withholding, payroll, employment,

excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest,

penalties, additions to tax or additional amounts with respect thereto;

          "Tax Benefit" has the meaning ascribed to it in Section 7.4.

          "Termination Date" has the meaning ascribed to it in Section 8.1.

          "Threshold" has the meaning ascribed to it in Section 8.2(b).

          "Trade Payables" shall mean the obligations of the Business recorded in the captions "Accounts Payable-Trade and Accounts

Payable-Marbles" in the Pro Forma Statement of Net Assets to be Sold.

          "Trademark Assignment" has the meaning ascribed to it in Section

4.21.

          "Transferred Employee" has the meaning ascribed to it in Section

4.34.

          "Transitional Coverage" has the meaning ascribed to it in Section

4.34.

          "Waste Water Treatment Services Agreement" has the meaning ascribed to it in Section 4.19.

          (b)  Unless the context of this Agreement otherwise requires, (i)

words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number,

respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement, (iv) the term "Section" refers to the specified Section of this Agreement, (v) the phrases

"ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Seller in connection with the Business.  All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

  10.11  Entire Agreement.

          This Agreement, the Schedules and Exhibits and the other

agreements referred to herein hereto set forth the entire understanding of the parties hereto, and no modifications or amendments to this Agreement shall be binding on the parties unless in writing and signed by the party or parties to be bound by such modification or amendment.

  10.12  Section Headings; Table of Contents.

          The section headings contained in this Agreement and the Table of

Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

  10.13  Severability.

          If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

  10.14  Counterparts.

          This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                              OWENS CORNING



                              By: /s/ Glen H. Hiner
                                    Name:  Glen H. Hiner
                                    Title: Chairman of the Board
                                           and Chief Executive Officer

                              GLASS HOLDINGS CORP.


                              By: /s/ Robert Porcher
                                      Name: Robert Porcher
                                      Title:President


                              LINCOLN YARNS, LLC
                              By: Owens Corning, Member


                              By: /s/ Glen H. Hiner
                                    Name:  Glen H. Hiner
                                    Title: Chairman of the Board
                                           and Chief Executive Officer

                             TABLE OF CONTENTS

                                                                       Page



                                 Exhibits


EXHIBIT A -  Form of Patent and Know How License Agreements

EXHIBIT B -  Intentionally Omitted

EXHIBIT C -  Form of Glass Marble Supply Agreement

EXHIBIT D -  Form of Alloy Services Agreement

EXHIBIT E -  Form of Huntingdon Lease Agreement

EXHIBIT F -  Form of Battice Facility Supply Agreement

EXHIBIT G -  Form of Guelph Facility Supply Agreement

EXHIBIT H-1 - Form of Sanitary Sewer Agreement

EXHIBIT H-2 - Form of Stormwater Agreement

EXHIBIT I -  Form of Non-Compete Agreement

EXHIBIT J -  Form of Manufacturing Services Agreement

EXHIBIT K -  Intentionally Omitted

EXHIBIT L-1 - Form of Aiken Air Modeling Agreement

EXHIBIT L-2 - Form of Huntington Air Modeling Agreement

EXHIBIT M -  Form of Wastewater Treatment Agreement

EXHIBIT N -  Form of Amended and Restated Limited Liability Operating Agreement

EXHIBIT O-1 - Form of Trademark Assignment

EXHIBIT O-2 - Form of Master Patent and Know How Assignment

EXHIBIT P -  Form of Sliver Supply Agreement

EXHIBIT Q -  Form of Borates Supply Agreement

EXHIBIT R -  Form of Carly Sublease

EXHIBIT S -  Form of Pitney Bowes 1997 Sublease

EXHIBIT T -  Form of Pitney Bowes 1996 Sublease

EXHIBIT U -  Form of Landfill Agreement

EXHIBIT V -  Form of NVOC Asset Purchase Agreement

EXHIBIT W -  Form of OCC Asset Purchase Agreement